UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material Pursuant to §240.14a-12

ECOLAB INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2009
ANNUAL MEETING AND

PROXY STATEMENT

FOR MAY 8, 2009

March 23, 2009

Dear Fellow Stockholder:

You are cordially invited to join us for our Annual Meeting of Stockholders, to be held at 10:00 a.m. on Friday, May 8, 2009, in the McKnight Theatre of the Ordway Center for the Performing Arts, 345 Washington Street, Saint Paul, Minnesota 55102. The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be conducted at our Annual Meeting. We urge you to read both carefully.

We hope you plan to attend our Annual Meeting. However, if you will not be able to join us, we encourage you to exercise your right as a stockholder and vote. Please sign, date and promptly return the accompanying proxy card, or make use of either our telephone or Internet voting services. Stockholders not in attendance may listen to a broadcast of the meeting on the Internet. Webcast instructions will be available on-line at www.ecolab.com/investor.

Sincerely,

Douglas M. Baker, Jr.
Chairman of the Board,
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT!
PLEASE SUBMIT YOUR PROXY TODAY.

    Your vote is a valuable part of the investment made in our Company, and is the best way to influence corporate governance and decision-making. Please take time to read the enclosed materials and vote!

    Whether or not you plan to attend the meeting, please complete the accompanying proxy and return it in the enclosed envelope. Or, you may vote by telephone or the Internet. If you attend the meeting, you may vote your shares in person even though you have previously returned your proxy by mail, telephone or the Internet.

PLEASE REFER TO THE ACCOMPANYING MATERIALS FOR VOTING INSTRUCTIONS.

PROXY STATEMENT 2009    i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 8, 2009

To the Stockholders of Ecolab Inc.:

The Annual Meeting of Stockholders of Ecolab Inc. will be held on Friday, May 8, 2009, at 10:00 a.m., in the McKnight Theatre of the Ordway Center for the Performing Arts, 345 Washington Street, Saint Paul, Minnesota 55102, for the following purposes (which are more fully explained in the Proxy Statement):

  (1)
  to elect as Class II Directors to a term ending in 2012 the three nominees named in the proxy statement;

  (2)
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year ending December 31, 2009;

  (3)
  to re-approve the Ecolab Inc. Management Performance Incentive Plan, as amended;

  (4)
  to consider a stockholder proposal to eliminate classification of terms of the Board of Directors; and

  (5)
  to transact such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on March 10, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Lawrence T. Bell General Counsel and Secretary

March 23, 2009

ii    PROXY STATEMENT 2009

ECOLAB INC.
370 Wabasha Street North, Saint Paul, Minnesota 55102

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 8, 2009

The Board of Directors of Ecolab Inc. is using this Proxy Statement to solicit proxies from the holders of Ecolab Common Stock, par value $1.00 per share ("Common Stock"), for use at the 2009 Annual Meeting of Ecolab Stockholders. We are first mailing this Proxy Statement and accompanying form of proxy to Ecolab Stockholders on or about March 23, 2009.

  •
  Meeting Time and Place — Friday, May 8, 2009, at 10:00 a.m., in the McKnight Theatre of the Ordway Center for the Performing Arts, 345 Washington Street, Saint Paul, Minnesota 55102.

  •
  Purpose of the Meeting — is to vote on the following items:

  (1)
  to elect as Class II Directors to a term ending in 2012 the three nominees named in the proxy statement;

  (2)
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year ending December 31, 2009;

  (3)
  to re-approve the Ecolab Inc. Management Performance Incentive Plan, as amended;

  (4)
  to consider a stockholder proposal to eliminate classification of terms of the Board of Directors; and

  (5)
  to transact such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

  •
  Record Date — The record date for determining the holders of Common Stock entitled to vote at our Annual Meeting is the close of business on March 10, 2009.

  •
  Shares Entitled to Vote — As of March 10, 2009, the record date for the meeting, there were 236,231,478 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote. Common Stock held by Ecolab in our treasury is not counted in shares outstanding and will not be voted.

Note — References in this Proxy Statement to "Ecolab," "the Company," "we," or "our" are to Ecolab Inc.

PROXY STATEMENT 2009    1

VOTING PROCEDURES

Quorum — A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is a quorum. Abstentions and broker non-votes count as present for establishing a quorum. Common Stock held by Ecolab in our treasury does not count toward a quorum.

Broker Non-Votes — Generally, broker non-votes occur on a proposal when a broker is not permitted under applicable rules to vote on that proposal without instruction from the beneficial owner of the Common Stock and no instruction is given.

How to Vote by Proxy — You may vote in person by ballot at our Annual Meeting or by submitting a valid proxy. We recommend you submit your proxy even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote by ballot, thereby canceling any proxy previously submitted.

Voting instructions are included on your proxy card. If you properly complete your proxy and submit it to us in time to be tabulated, one of the individuals named as your proxy will vote your Common Stock as you have directed. You may vote for or against each proposal, or you may abstain from voting on a proposal. With respect to the election of directors, you may vote for or against each nominee, or you may abstain from voting on the election of one or more nominees.

Revoking Your Proxy — You may revoke your proxy at any time before it is voted by:

  •
  timely delivery of a valid, later-dated proxy, including a proxy given by telephone or Internet;

  •
  timely delivery of written notice to our Corporate Secretary before the Annual Meeting, stating that you have revoked your proxy; or

  •
  voting by ballot at our Annual Meeting.

Vote Tabulation — The vote on each proposal will be tabulated as follows:

  Proposal 1: Election of Directors — Each nominee will be elected by a majority of the votes cast in uncontested elections. We currently expect that the election of directors at our meeting will be uncontested. Under the majority voting standard, a nominee must receive a number of "FOR" votes that exceeds 50% of the votes cast with respect to that director's election. Votes cast with respect to a nominee include votes FOR or AGAINST a nominee and exclude abstentions.

  In a contested election, directors will be elected by a plurality vote. A contested election is an election in which the number of candidates for election as directors exceeds the number of directors to be elected. Under the plurality standard, the three nominees receiving the most number of "FOR" votes will be elected as directors.

  If an uncontested nominee for director does not receive an affirmative majority of "FOR" votes, he or she will be required to promptly offer his or her resignation to the Board's independent Governance Committee. That committee will then make a recommendation to the Board as to whether the offered resignation should be accepted or rejected, or whether other action should be taken. The Board will publicly announce its decision regarding the offered resignation and the rationale behind it within 90 days after the election results have been certified. Any director who offered his or her resignation will not be permitted to vote on the recommendation of the Governance Committee or the Board's decision with respect to his or her resignation.

2    PROXY STATEMENT 2009

  It is intended that proxies solicited by our Board of Directors will (unless otherwise directed) be voted FOR the election of the three nominees named in this Proxy Statement. If, for any reason, any nominee becomes unavailable for election prior to our Annual Meeting, the proxies solicited by our Board of Directors will be voted FOR such substituted nominee as is selected by our Board of Directors, or our Board of Directors, at its option, may reduce the number of directors to constitute the entire Board.

  Proposal 2: Ratification of Independent Registered Public Accounting Firm — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute ratification of the appointment of PricewaterhouseCoopers LLP. Therefore, abstentions and broker non-votes do not count as votes either FOR or AGAINST ratification of the appointment. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP.

  Proposal 3: Re-approval of the Ecolab Inc. Management Performance Incentive Plan, as amended — The affirmative vote of a majority of the total votes cast by holders of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote is necessary for re-approval of the Ecolab Inc. Management Performance Incentive Plan, as amended. Therefore, abstentions and broker non-votes do not count as votes either FOR or AGAINST re-approval of the Plan. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR re-approval of the Ecolab Inc. Management Performance Incentive Plan, as amended.

  Proposal 4: Stockholder Proposal to Eliminate Classification of Terms of the Board of Directors — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the stockholder proposal to eliminate classification of terms of the Board of Directors. Therefore, abstentions and broker non-votes do not count as votes either FOR or AGAINST the proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST approval of the stockholder proposal to eliminate classification of terms of the Board of Directors.

Discretionary Voting — We are not currently aware of any other business to be acted upon at our Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your Common Stock or act on those matters according to their best judgment, including to adjourn the Annual Meeting.

Adjournments — Adjournment of our Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of Common Stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

PROXY STATEMENT 2009    3

STOCKHOLDER ACCESS

Communications with Directors — Our stakeholders and other interested parties, including our stockholders and employees, can send substantive communications to our Board using the following methods published on our website at www.ecolab.com/investor/governance:

  •
  to correspond with the Board's Presiding Director, please complete and submit the on-line "Contact Presiding Director" form;

  •
  to report potential issues regarding accounting, internal controls and other auditing matters to the Board's Audit Committee, please complete and submit the on-line "Contact Audit Committee" form; or

  •
  to make a stockholder recommendation for a potential candidate for nomination to the Board, please submit an e-mail to the Board's Governance Committee, in care of our Corporate Secretary, at investor.info@ecolab.com.

All substantive communications regarding governance matters or potential accounting, control or auditing irregularities are promptly relayed or brought to the attention of the Presiding Director or Chair of the Audit Committee following review by our management. Communications not requiring the substantive attention of our Board, such as employment inquiries, sales solicitations, questions about our products and other such matters, are handled directly by our management. In such instances, we respond to the communicating party on behalf of the Board. Nonetheless, our management periodically updates the Board on all of the on-line communications received, whether or not our management believes they are substantive. In addition to on-line communications, interested parties may direct correspondence to our Board of Directors, our Board Committees or to individual directors at our headquarters address, repeated at the top of page 1 of this Proxy Statement.

Future Stockholder Proposals and Director Nomination Process — Any stockholder proposal must comply with advance notice procedures set forth in Article II, Section 4 of our By-Laws. Under our By-Laws, to be in proper written form, the stockholder's notice to our Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting and as to the stockholder giving the notice and any Stockholder Associated Person (i.e., any person acting in concert, directly or indirectly, with such stockholder and any person controlling, controlled by or under common control with such stockholder) (i) the name and record address of such person, (ii) the number of shares beneficially owned by the stockholder, (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any shares beneficially owned, (v) the name and address of any other stockholder supporting the proposal, (vi) a description of all arrangements or understandings between or among such persons in connection with the proposal, and (vii) a representation by the stockholder that he or she intends to appear at the Annual Meeting to present the business. Any ownership information shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date. This summary is qualified in its entirety by reference to the full text of our By-Laws, which can be found on our website at www.ecolab.com/investor/governance. If the presiding Chairperson of the Annual Meeting of Stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the By-Law provisions, that business will not be transacted or the defective nomination will not be accepted.

4    PROXY STATEMENT 2009

  •
  Deadline for Inclusion in the Proxy Statement — All proposals to be considered by the Board for inclusion in the Proxy Statement and form of proxy for next year's Annual Meeting of Stockholders expected to be held in May 2010, including any stockholder nominations for the election of directors, must be received by the Corporate Secretary at our headquarters address, repeated at the top of page 1 of this Proxy Statement, no later than November 23, 2009.

  •
  Deadline for Consideration — Stockholder proposals not included in a proxy statement for an annual meeting as well as proposed stockholder nominations for the election of directors at an annual meeting must each comply with advance notice procedures set forth in our By-Laws in order to be properly brought before that annual meeting of stockholders. In general, written notice of a stockholder proposal or a director nomination must be received by the Corporate Secretary not less than 90 days nor more than 135 days prior to the anniversary date of the preceding annual meeting of stockholders. With regard to next year's Annual Meeting of Stockholders, expected to be held on May 6, 2010, the written notice must be received between December 24, 2009 and February 7, 2010 inclusive.

  •
  Director Nomination Process — Our Board's Governance Committee has, under its Charter, responsibility for director nominee functions, including review of any director nominee candidates recommended by stockholders in accordance with our Restated Certificate of Incorporation and By-Laws. The Governance Committee has the authority to:

  —
  Review and recommend to the Board of Directors policies for the composition of the Board, including such criteria as:

  •
  size of the Board;

  •
  diversity of experience, employment, background and other relevant factors of Board members;

  •
  the proportion of the Board to be comprised of non-management directors;

  •
  qualifications for new or continued membership on the Board, including experience, employment, background and other relevant considerations; and

  •
  director retirement requirements or standards.

  —
  Review any director nominee candidates recommended by stockholders in accordance with our Restated Certificate of Incorporation and By-Laws.

  —
  Identify, interview and evaluate director nominee candidates and have sole authority to:

  •
  retain and terminate any search firm to be used to assist the Committee in identifying director candidates; and

  •
  approve the search firm's fees and other retention terms.

  —
  Recommend to the Board:

  •
  the slate of director nominees to be presented by the Board for election at the Annual Meeting of Stockholders;

  •
  the director nominees to fill vacancies on the Board; and

  •
  the members of each Board Committee.

PROXY STATEMENT 2009    5

Any stockholder nomination for directors must comply with the advance notice procedures set forth in Article II, Section 3 of our By-Laws. Under our By-Laws, to be in proper written form, the stockholder's notice to our Corporate Secretary must set forth as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address, residence address and record address of the person, (ii) the principal occupation or employment of the person, (iii) the number of shares owned beneficially or of record by the person, (iv) any information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the "Exchange Act", and the rules and regulations promulgated thereunder, (v) the nominee holder for, and number of, shares owned beneficially but not of record by the person, (vi) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, has been made, the or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the person with respect to any share of stock of the Corporation, (vii) to the extent known, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder's notice, (viii) a description of all arrangements or understandings between or among persons pursuant to which the nomination(s) are to be made by the stockholder and (ix) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice. Any ownership information shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date. The notice must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the foregoing procedures. This summary is qualified in its entirety by reference to the full text of our By-Laws, which can be found on our website at www.ecolab.com/investor/governance.

In terms of policies for composition of the Board generally, and qualifications for director nominees specifically, we refer you to our Corporate Governance Principles, which can be found on our website at www.ecolab.com/investor/governance. Under these provisions, for example:

  •
  no more than three Board members will be from current management. These management members normally would be the Chief Executive Officer, the Chairman (if an employee of the Company and not the CEO) and the President (if an employee of the Company and not the CEO), but may be any other officer deemed appropriate by the Board;

  •
  it is desired that the members of the Board represent a geographical dispersion and variety of business disciplines so as to bring to the work of the Board a diversity of experience and background, with the predominance of members being chief or executive officers from different industries; and

  •
  a continuing effort is made to seek well-qualified women and minority group members for the Board, but these persons must be sought out and evaluated as individuals rather than as representatives of specific groups.

Other criteria relevant to service as a director of our Company are also set forth in our Corporate Governance Principles.

All directors are encouraged to submit to the Governance Committee the name of any person deemed qualified to serve on the Board, together with information on the candidate's qualifications. The Governance Committee screens and submits to the full Board the names

6    PROXY STATEMENT 2009

and biographical information of those persons considered by the Committee to be viable candidates for election as directors. The same evaluation process and criteria are used by the Committee (i) for recommendations for director candidates submitted by stockholders in accordance with our Restated Certificate of Incorporation and By-Laws, and (ii) for recommendations submitted by any other source, such as a director or a third-party search firm.

SECURITY OWNERSHIP

Certain Beneficial Owners — The following table sets forth information as to entities which have reported to the Securities and Exchange Commission ("SEC") or have advised us that they are a "beneficial owner," as defined by the SEC's rules and regulations, of more than 5% of our outstanding Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Common	Edward C. Johnson 3d and FMR LLC 82 Devonshire Street Boston, MA 02109	14,644,724(2)	6.2%

(1)
The percent of class is based on the number of voting shares outstanding as of March 10, 2009.

(2)
Beneficial ownership of these shares as of December 31, 2008 was reported on a Schedule 13G filed February 17, 2009. According to such Schedule 13G, Mr. Johnson and FMR LLC each report sole dispositive power over 14,644,724 shares and sole power to vote or direct the vote over 872,460 shares. In addition, pursuant to such 13G, the Fidelity Funds have sole dispositive power over 13,764,654 shares. Beneficial ownership of these shares was reported as follows: 13,764,654 shares by Fidelity Management & Research Company; 325,887 shares by Pyramis Global Advisors Trust Company; 3,563 shares by Strategic Advisors, Inc; 94,430 shares by Pyramis Global Advisors, LLC; and 456,190 shares by FIL Limited. Mr. Edward C. Johnson 3d serves as Chairman of FMR LLC. Members of Mr. Johnson's family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

PROXY STATEMENT 2009    7

Executive Officers and Directors  —  In general, "beneficial ownership" includes those shares of our Common Stock which a director or executive officer has the power to vote or transfer, as well as stock options that are exercisable currently or within 60 days and stock underlying phantom stock units that may be acquired within 60 days. On March 10, 2009, our current executive officers and directors beneficially owned, in the aggregate, 4,989,373 shares of Common Stock constituting approximately 2.1% of our shares outstanding. As required by SEC disclosure rules, "shares outstanding" for this purpose includes options exercisable within 60 days and stock underlying phantom stock units that may be acquired within 60 days by such executive officers and directors. The detail of beneficial ownership is set forth in the following table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares Beneficially Owned

Named Executive Officers
Douglas M. Baker, Jr.	1,596,067(1)(2)	*
Steven L. Fritze	588,332(1)(2)	*
James A. Miller	338,709(1)(2)	*
Thomas W. Handley	212,780(1)(2)	*
Lawrence T. Bell	610,804(1)(2)	*
Directors
Barbara J. Beck	7,177(2)(3)	*
Leslie S. Biller	121,841(2)(3)(4)	*
Richard U. De Schutter	37,294(2)(3)	*
Jerry A. Grundhofer	98,926(2)(3)	*
Joel W. Johnson	139,661(2)(3)	*
Jerry W. Levin	161,130(2)(3)	*
Robert L. Lumpkins	108,510(2)(3)	*
Beth M. Pritchard	40,640(2)(3)(4)	*
John J. Zillmer	15,253(2)(3)	*
Current Directors and Executive Officers as a Group (23 persons)	4,989,373(4)	2.1%

*
Indicates beneficial ownership of less than 1% of our outstanding Common Stock.

(1)
Includes the following shares held by officers in the Ecolab Savings Plan and ESOP as of the last Plan report: Mr. Baker, 9,314; Mr. Fritze, 22,749; Mr. Miller, 1,977; Mr. Handley, 947; and Mr. Bell, 16,265.

(2)
Includes the following shares which could be purchased under Company-granted stock options within 60 days from March 10, 2009 including, in the case of retirement-eligible officers, options vesting upon retirement from the Company: Mr. Baker, 1,460,632; Mr. Fritze, 524,764; Mr. Miller, 331,663; Mr. Handley 211,833; Mr. Bell, 482,877; Ms. Beck, 5,000; Mr. Biller, 65,049; Mr. De Schutter, 29,250; Mr. Grundhofer, 53,967; Mr. Johnson, 57,429; Mr. Levin, 62,647; Mr. Lumpkins, 90,708; Ms. Pritchard, 29,250; and Mr. Zillmer, 13,300.

(3)
Includes the following interests in stock units under our 2001 Non-Employee Director Stock Option and Deferred Compensation Plan: Ms. Beck, 2,177; Mr. Biller, 23,647; Mr. De Schutter, 3,544; Mr. Grundhofer, 26,026; Mr. Johnson, 30,277; Mr. Levin, 23,307; Mr. Lumpkins, 16,959; Ms. Pritchard, 9,390; and Mr. Zillmer, 1,953. The stock units are Common Stock equivalents which may not be voted or transferred. They are included in the table because in certain circumstances they will be paid in the form of Common Stock within 60 days after a director leaves the Board.

(4)
Includes 7,654 shares held by or on behalf of family members of certain directors or executive officers; 26,841 shares of Mr. Biller and 2,000 shares of Ms. Pritchard held in trusts over which they have shared voting authority and/or shared power of disposition; 66,103 shares held for executive officers in Company-sponsored employee benefit plans as of the last plan reports; and 4,427,762 shares to which these persons have the right to acquire beneficial ownership within 60 days of March 10, 2009 including, in the case of retirement-eligible officers, options vesting upon retirement from the Company.

8    PROXY STATEMENT 2009

CORPORATE GOVERNANCE

Corporate Governance Materials and Code of Conduct  —  Our Company is managed under the overall direction of our Board of Directors for the benefit of all stockholders. Written materials concerning policies of our Board of Directors, corporate governance principles and corporate ethics practices, including our Code of Conduct, are available on our website at www.ecolab.com/investor/governance.

Copies of our corporate governance materials, including the Code of Conduct, as last amended in 1995 and supplemented by our Code of Ethics for Senior Officers and Finance Associates adopted in 2003, will be mailed free of charge to any stockholder upon request to the Corporate Secretary at our headquarters in Saint Paul. We intend to promptly disclose on our website should there be any amendments to, or waivers by the Board of Directors of, the Code of Conduct or the Code of Ethics for Senior Officers and Finance Associates.

Board Structure  —  Under our Restated Certificate of Incorporation, the number of directors is determined exclusively by the Board. Currently, the Board has fixed the number of directors at 10. Under our Corporate Governance Principles, the optimal size of the Board is between 11 and 15 members, in order to facilitate effective discussion and decision- making, adequate staffing of Board Committees, and a desired mix of diversified experience and background.

The Board has appointed a Presiding Director to lead non-management directors during executive sessions of the Board. Currently, the Chair of the Governance Committee, Jerry W. Levin, serves as the Presiding Director.

Director Attendance  —  There were nine meetings of the Board of Directors during the year ended December 31, 2008. Each incumbent director attended at least 85% of all Board meetings and meetings held by all Committees on which he or she served. Overall attendance at Board and Committee meetings was 93.9%. Directors are expected, but are not required, to attend our Annual Meeting of Stockholders. All directors then serving attended last year's Annual Meeting, except for Messrs. Hamelmann, Rorsted and Van Bylen.

Board Committees  —  Our By-Laws permit the Board of Directors to designate Committees, each comprised of three or more directors, to assist the Board in carrying out its duties. The Board annually reviews its Committee structure as well as the Charter and composition of each Committee and makes modifications as necessary. The Board believes its current Committee structure, comprised of standing Audit, Compensation, Finance and Governance Committees, is appropriate. The Charters of these Committees are available on our website at www.ecolab.com/investor/governance and will be mailed free of charge to any stockholder upon request to the Corporate Secretary at our headquarters in Saint Paul. The Charters were last reviewed and approved by the Board in May 2008. The separately designated standing Audit Committee meets the requirements of Section 3(a)(58)(A) of the Exchange Act. The members of the Audit, Compensation and Governance Committees meet the "independence" and other requirements established by the rules and regulations of the SEC, the Internal Revenue Code of 1986, as amended (the "IRS Code"), the New York Stock Exchange and our Board, as applicable.

  •
  Audit Committee — The Audit Committee members are Messrs. De Schutter, Johnson (Chairman), Lumpkins (Vice Chairman) and Zillmer. The Committee met six times during 2008. In addition, the Committee Chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement for the first three calendar quarters of 2008 with our Chief Financial Officer, Controller and Assistant Controller and with our independent registered public accounting firm, prior to each of our quarterly earnings announcements. The Committee (and four of our other

PROXY STATEMENT 2009    9

    directors, as the full Board was invited to participate) met to discuss the financial information contained in the fourth quarter and full year 2008 earnings announcement prior to dissemination of that press release and it being furnished to the SEC on a Form 8-K in February 2009. The Form 10-K for the year ended December 31, 2008 was discussed by the Committee at its regularly scheduled February 2009 meeting.

    The Committee fulfills, and assists the Board of Directors' oversight of, its responsibilities to monitor (i) the quality and integrity of our consolidated financial statements and management's financial control of operations; (ii) the qualifications, independence and performance of the independent accountants; (iii) the role and performance of the internal audit function; and (iv) our compliance with legal and regulatory requirements. The Committee meets regularly and privately with our management and internal auditors, and with our independent registered public accounting firm, PricewaterhouseCoopers LLP.

    A report of the Audit Committee is found under the heading "Audit Committee Report" at page 49.

    The Board of Directors has determined that each member of the Audit Committee is "independent" and meets the independence and other requirements of Sections 303A.02 and 303A.07(a) of the listing standards of the New York Stock Exchange, and Rule 10A-3 under the Exchange Act, as well as of our Board. The Board has determined that each member of the Committee is an "audit committee financial expert" under the SEC's rules and should be so designated. Further, the Board has determined, in its business judgment, that each member of the Committee has "accounting and related financial management expertise" and is "financially literate" under the New York Stock Exchange's listing standards.

  •
  Compensation Committee — The Compensation Committee members are Mses. Beck and Pritchard and Messrs. Biller, Grundhofer (Chair), and Levin (Vice Chair). The Committee met five times during the past year. The principal functions of this Committee are to (i) review and recommend to the Board with respect to the establishment, amendment and administration of any compensation plans, benefits plans, severance arrangements and long-term incentives for directors and any executive officers (including the CEO); (ii) review and approve our overall compensation policy and annual executive salary plan, including CEO compensation; and (iii) administer our director stock option and deferred compensation plans, executive and employee stock incentive plans, stock purchase plans and cash incentive programs.

    To assist the Committee in the design and review of the executive and director compensation programs, the Board has selected and retained Frederic W. Cook & Co., Inc., an independent compensation consulting firm, which reports directly to the Committee. As requested from time to time on behalf of the Committee, Frederic W. Cook & Co., Inc. provides the Committee with market data regarding various components of executive and director compensation, reviews methodology on which compensation is based and designed, and informs the Committee of market trends in executive and director compensation. Frederic W. Cook & Co., Inc. performs no services for us other than those performed on behalf of the Committee. A report by the Committee is located on page 23 of this Proxy Statement.

    The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of the SEC (including Rule 16b-3), the New York Stock Exchange, Section 162(m) of the IRS Code and of our Board.

10    PROXY STATEMENT 2009

  •
  Finance Committee — The current Finance Committee members are Mses. Beck and Pritchard (Vice Chair) and Messrs. Biller (Chair) and Grundhofer. The Committee met six times during the past year. The principal functions of this Committee are to review and make recommendations to the Board concerning (i) management's financial and tax policies and standards; (ii) our financing requirements, including the evaluation of management's proposals concerning funding to meet such requirements; (iii) dividends; (iv) our capital expenditure budget; and (v) adequacy of insurance coverage. The Committee also evaluates specific acquisition, divestiture and capital expenditure projects from a financial standpoint. The Committee monitors our investor relations program and oversees a management committee which is charged with monitoring the performance of trust assets held in our benefit plans.

  •
  Governance Committee — The Governance Committee members are Messrs. De Schutter (Vice Chair), Johnson, Levin (Chair), Lumpkins and Zillmer. The Committee met five times during the past year. Certain functions of the Governance Committee are described on page 5 of this Proxy Statement under the heading "Director Nomination Process." In addition, the principal functions of this Committee include: (i) lead the annual review of Board performance and effectiveness; (ii) review the Board's organizational structure and operations (including appointing a presiding director for executive sessions of non-management directors) and its relationship to senior management; (iii) review issues of senior management succession; (iv) lead the annual Chief Executive Officer performance review and oversee the evaluation process for senior management; (v) review Certificate of Incorporation, By-Law or stockholder rights plan issues or changes in fundamental corporate charter provisions; (vi) review various corporate governance matters (including any necessary modifications to the Corporate Governance Principles); (vii) review and recommend to the Board with respect to director independence determinations and review, approve or ratify reportable related person transactions; (viii) receive reports from management with regard to relevant social responsibility issues and report to the Board as appropriate; (ix) review our Company's efforts to achieve its affirmative action and diversity goals; (x) review our Company's environmental practices, including progress and compliance with our Global Sustainability Principles; (xi) review director orientation, training and continuing education; and (xii) undertake special projects which do not fall within the jurisdiction of other committees of the Board.

    The Board of Directors has determined that each member of the Governance Committee meets the "independence" requirements of the SEC, the New York Stock Exchange and of our Board.

PROXY STATEMENT 2009    11

DIRECTOR COMPENSATION FOR 2008

For 2008, we made the following changes to our compensation program for non-employee directors to bring total annual compensation to market median: (1) increased the annual cash retainer from $60,000 to $70,000; (2) increased the stock unit award from $30,000 to $35,000; (3) increased the respective committee chair fees to market median; and (4) added an annual retainer for non-chair members of the Audit Committee.

Name	Fees earned or paid in cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Earnings ($)	All Other Compensation(4) ($)	Total ($)

Barbara J. Beck(5)	$60,200	$30,100	$39,755	0	0	—	$130,055
Leslie S. Biller	$80,000	$35,000	$33,394	0	0	—	$148,394
Richard U. De Schutter	$77,500	$35,000	$33,394	0	0	—	$145,894
Jerry A. Grundhofer	$80,000	$35,000	$33,394	0	0	—	$148,394
Stefan Hamelmann(6)	$35,000	$17,500	0(6)	0	0	$15,830	$ 68,330
Joel W. Johnson	$85,000	$35,000	$33,394	0	0	—	$153,394
Jerry W. Levin	$85,000	$35,000	$33,394	0	0	—	$153,394
Robert L. Lumpkins	$77,500	$35,000	$33,394	0	0	—	$145,894
Beth M. Pritchard	$70,000	$35,000	$33,394	0	0	—	$138,394
Kasper Rorsted(6)	$35,000	$17,500	0(6)	0	0	—	$ 52,500
Hans Van Bylen(6)	$35,000	$17,500	0(6)	0	0	$15,382	$ 67,882
John J. Zillmer	$77,500	$35,000	$33,394	0	0	—	$145,894

(1)
Represents annual retainer of $70,000 earned during 2008, plus additional fees paid to the respective Chairs of Board Committees and to members of the Audit Committee; includes amounts, if any, deferred at the election of directors pursuant to the 2001 Non-Employee Director Stock Option and Deferred Compensation Plan (the "2001 Plan"), as described in footnote (2) below. The dollar amount of fees deferred into Common Stock equivalents by applicable directors during 2008 is as follows: Ms. Beck, $60,200; Mr. Grundhofer, $80,000; Mr. Johnson, $85,000; Mr. Lumpkins, $77,500; Ms. Pritchard, $35,000; and Mr. Rorsted, $35,000.

(2)
Represents Common Stock equivalents ("stock units") credited to a deferred stock unit account under the 2001 Plan during 2008 and payable in the form of Common Stock after a director leaves the Board. In addition, under the 2001 Plan, non-employee directors may elect to defer some, or all, of the cash portion of their director's fees until cessation of Board service, which deferrals are reported in the above table under the column "Stock Awards." Deferred amounts either earn interest at market rates or are invested in a stock unit account at the election of the director. Quarterly dividend equivalents are accrued on deferred stock unit balances. Upon cessation of Board service, deferred amounts (whether in the interest-bearing account or in the stock unit account) are paid in a lump sum or in equal installments up to a maximum of ten years as elected by the director. Amounts deferred after January 1, 2005 must be paid in a lump sum.

  As of December 31, 2008, the aggregate number of stock units held by each non-employee director named in the table above is as follows: Ms. Beck, 2,177; Mr. Biller, 23,647; Mr. De Schutter, 3,544; Mr. Grundhofer, 26,026; Mr. Hamelmann, 0; Mr. Johnson, 30,277; Mr. Levin, 23,307; Mr. Lumpkins, 16,959; Ms. Pritchard, 9,390; Mr. Rorsted, 0; Mr. Van Bylen, 0; and Mr. Zillmer, 1,953. Mr. Johnson also had a deferred cash balance of $39,211 as of December 31, 2008.

(3)
Represents the dollar amount of stock option expense recognized for financial statement reporting purposes with respect to 2008 in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004), Share Based Payment ("SFAS 123R"), but with no discount for estimated forfeitures. Director stock options have a ten-year contractual exercise term and vest 25% at the end of each three-month period following the grant date. The value has been determined by application of the lattice (binomial)-pricing model, based upon the terms of the option grant to directors. Key assumptions include: risk-free rate of return; expected life of the option, expected stock price volatility

12    PROXY STATEMENT 2009

  and expected dividend yield. The specific assumptions used in the valuation of these options is summarized in the table below:

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield

05/02/2008	3.33%	6.03	23.90%	1.13%

  The grant date fair value of the stock options granted May 2, 2008 to non-employee directors are as follows: Ms. Beck, $59,550; and $50,022 to Ms. Pritchard and Messrs. Biller, De Schutter, Grundhofer, Hamelmann, Johnson, Levin, Lumpkins, Rorsted, Van Bylen and Zillmer.

  As of December 31, 2008, the aggregate number of stock options held by each director named in the table above is as follows: Ms. Beck, 5,000; Mr. Biller, 65,049; Mr. De Schutter, 29,250; Mr. Grundhofer, 61,967; Mr. Hamelmann, 43,200; Mr. Johnson, 57,429; Mr. Levin, 62,647; Mr. Lumpkins, 90,708; Ms. Pritchard, 29,250; Mr. Rorsted, 12,600; Mr. Van Bylen, 5,100; and Mr. Zillmer, 13,300.

(4)
Represents the incremental cost of spousal travel and travel related expenses paid on behalf of Messrs. Hammelmann and Van Bylen.

(5)
Ms. Beck was appointed to the Board in February 2008, and received a pro-rated portion of compensation for 2008. Ms. Beck received an initial stock option grant in May 2008 valued at $6,361 under SFAS 123R to reflect her pro-rated service commencing in February, as well as her periodic stock option granted valued at $33,394 under SFAS 123R.

(6)
Messrs. Hamelmann, Rorstad and Van Bylen resigned from the Board in June 2008 and received a pro-rated portion of compensation for 2008. In addition, the stock option grants on May 2, 2008 valued at $50,022 to Messrs. Hamelmann, Rorstad and Van Bylen did not vest and were forfeited upon their resignation from the Board.

Summary  —  During 2008, members of the Board of Directors who are not employees of the Company were entitled to receive base annual compensation valued at $160,000 as follows:

  •
  An annual retainer of $70,000;

  •
  $35,000 annually in the form of stock units (which are described under footnote 3 to the "Security Ownership — Executive Officers and Directors" table at page 8); and

  •
  Stock options having a grant date fair value of approximately $55,000.

Chairs of the Board's Compensation and Finance Committees each received an additional fee of $10,000 per year. The Chair of the Governance Committee, in his capacity as Presiding Director, received $15,000. The Chair of the Audit Committee received $15,000 per annum and other Audit Committee members received $7,500 each. All reasonable travel, telephone and other expenses incurred by directors on behalf of Ecolab were reimbursed.

Director stock option grants are made on the date of the Annual Meeting of Stockholders, and have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes same day stock volatility. We do not have a program, plan, or practice to time stock option grants to directors in coordination with the release of material non-public information. Beginning with the grant in May 2008, director stock options vest 25% at the end of each three-month period following the grant date.

The options granted to directors under the 2001 Plan may be transferred to defined family members or legal entities established for their benefit, and with respect to options granted through May 2004, provide for a one-time automatic grant of a reload stock option if the optionee exercises the original stock option by tendering shares of previously owned Common Stock of the Company. The reload stock option is for the same number of shares tendered to exercise the original stock option and the number of shares required to be withheld to satisfy minimum statutory tax obligations, has an exercise price equal to the fair market value of our Common Stock on the reload grant date, and is immediately exercisable at any time during the remaining exercise term of the original stock option. The reload feature under the 2001 Plan was eliminated in 2004.

PROXY STATEMENT 2009    13

Stock Retention and Ownership Guidelines  —  We have in place stock retention and ownership guidelines to encourage our directors to accumulate a significant ownership stake so they are vested in maximizing long-term stockholder returns. Our guidelines provide that our directors own Company stock with a market value of at least five times the annual retainer. Until the stock ownership guideline is met, the director is expected to retain 100% of all after-tax profit shares from stock option exercises. For purposes of complying with our guidelines, stock is not considered owned if subject to an unexercised stock option. Shares owned outright, legally or beneficially, by a director or his or her immediate family members residing in the same household and deferred stock units in the director's deferral plan count towards meeting the guidelines. Our directors may not enter into any risk hedging arrangements with respect to Company stock. Our directors are in compliance with our guidelines by either having achieved the ownership guideline or, if the guideline is not yet achieved, by retaining 100% of all after-tax profit shares from any stock option exercises.

14    PROXY STATEMENT 2009

DIRECTOR INDEPENDENCE STANDARDS AND DETERMINATIONS

"Independence" Standards — Pursuant to the Board of Directors' amended policy effective January 1, 2008, a director is not independent if:

  (i)
  The director is, or has been within the last three years, an employee of the Corporation, or an immediate family member is, or has been within the last three years, an executive officer, of the Corporation.

  (ii)
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  (iii)
  (A) The director is a current partner or employee of a firm that is the Corporation's internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Corporation's audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Corporation's audit within that time.

  (iv)
  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Corporation's present executive officers at the same time serves or served on that company's compensation committee.

  (v)
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Corporation for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

"Independence" Determinations — In February 2009, the Governance Committee undertook a review of director independence by examining the nature and magnitude of transactions and relationships during 2008, 2007 and 2006 between each director serving since January 1, 2008 (or any member of his or her immediate family or the company he or she is employed by and its subsidiaries and affiliates) and Ecolab, its subsidiaries and affiliates, including those transactions reported below under "Stockholder Agreement" and "Related Person Transactions" with respect to Henkel's designee's to our Board, who resigned in June 2008. Appropriate scrutiny is given to any situation which could be reasonably considered a material relationship. Both the existence and nature of the relationship are considered. The relationships include, among others, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Ecolab also endeavors to identify, quantify and evaluate ordinary course commercial transactions between Ecolab and any company that employs a director, including subsidiaries and affiliates of the company. The Board's Governance Committee has reviewed the following immaterial transactions between certain directors' companies and Ecolab, and determined that none of the transactions exceeds the Board's categorical "independence" standards described above, or adversely affects the director's "independence" status.

  •
  Barbara J. Beck, a director, is an Executive Vice President of Manpower, Inc., a world leader in the employment services industry. During 2008, Ecolab's sales to Manpower and its affiliates were approximately $4,000. In addition, Ecolab purchased services in

PROXY STATEMENT 2009    15

    the amount of approximately $557,000 from Manpower and its affiliates. Ecolab believes all sales to and purchases from Manpower were made in the ordinary course, at arm's length, and at prices and on terms customarily available. Further, the director had no personal interest in, nor received any personal benefit from, such commercial transactions.

  •
  Robert L. Lumpkins, a director, is the Chairman of the Board of The Mosaic Company, a producer of crop and animal nutrition products and services. During 2008, Ecolab's sales to Mosaic and its affiliates were approximately $97,000. Ecolab believes all sales to Mosaic were made in the ordinary course, at arm's length, and at prices and on terms customarily available. Further, the director had no personal interest in, nor received any personal benefit from, such commercial transactions.

  •
  Beth M. Pritchard, a director, is the retired President and Chief Executive Officer of Dean & DeLuca, Inc., a retailer of gourmet and specialty foods. During 2008, Ecolab's sales to Dean & DeLuca and its affiliates were approximately $83,000. Ecolab believes all sales to Dean & DeLuca were in the ordinary course, at arm's length, and at prices and on terms customarily available. Further, the director had no personal interest in, nor received any personal benefit from, such commercial transactions.

  •
  John J. Zillmer, a director, is the retired Chairman of the Board and Chief Executive Officer of Allied Waste Industries, Inc., a solid waste management company. During 2008, Ecolab's sales to Allied Waste Industries and its affiliates were approximately $81,000. In addition, Ecolab purchased services in the amount of approximately $157,000 from Allied Waste Industries and its affiliates. Ecolab believes all sales to and purchases from Allied Waste Industries were in the ordinary course, at arm's length, and at prices and on terms customarily available. Further, the director had no personal interest in, nor received any personal benefit from, such commercial transactions.

Based on the review of the Governance Committee, the Board of Directors has determined that the following directors, including those on the slate of nominees for election to the Board at this year's Annual Meeting, are, and have been since January 1, 2008, "independent" and meet the independence and other requirements of the listing standards of the New York Stock Exchange, the rules and regulations of the SEC, applicable law, and the Board's "independence" standards: Barbara J. Beck, Les S. Biller, Richard U. De Schutter, Jerry A. Grundhofer, Joel W. Johnson, Jerry W. Levin, Robert L. Lumpkins, Beth M. Pritchard and John J. Zillmer.

In view of the materiality of the relationships, arrangements and transactions between Ecolab and Henkel who until November 2008 was a greater than 5% shareholder, including the Stockholder's Agreement and Related Party Transactions described below, the Board has determined that Henkel's designees to our Board (Stefan Hamelmann, Kasper Rorsted and Hans Van Bylen) who served on the Board from January 1, 2008 until they resigned in June 2008, were not "independent." In addition, the Board determined that Douglas M. Baker, Jr. is not "independent," due to his status as a current executive officer.

16    PROXY STATEMENT 2009

RELATED PERSON TRANSACTIONS

The Governance Committee of the Board of Directors is responsible for reviewing, approving or ratifying transactions in excess of $120,000 with the Company's executive officers or directors, including their immediate family members, or any greater than 5% stockholder known to us. Our practices and procedures for identifying transactions with related persons are located in the charter of the Governance Committee. The Governance Committee considers the related person's relationship to the Company and interest in the transaction; the material facts of the transaction, including the proposed aggregate value of such transaction; the benefits to the Company of the proposed related person transaction; if applicable, the availability of other sources of comparable products or services; an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to an unrelated third party or to employees; and such other factors and information as the Governance Committee may deem appropriate.

In November 2008, Henkel AG & Co. KGaA and its affiliate, Henkel Corporation, sold all their shares of our Common Stock. Until this sale, Henkel was a greater than 5% stockholder.

With respect to 2008, the Board's Governance Committee has considered, among other factors, the information below concerning transactions and arrangements between the Company and Henkel, including subsidiaries and affiliates of the Company and Henkel. In accordance with the Company's practices and procedures regarding related person transactions, the Governance Committee has approved and ratified these transactions and arrangements for 2008.

Henkel Sale of Shares — In November 2008, Henkel AG & Co. KGaA and Henkel Corporation sold all their shares of Ecolab Common Stock, in a public secondary offering and a direct sale to Ecolab. Ecolab's Board of Directors approved and authorized the transactions including Ecolab's filing of a registration statement, amendment of the Stockholder's Agreement (described below) and Ecolab's purchase of $300 million of its shares from Henkel.

Stockholder's Agreement — Until terminated as a result of the sale of all its Ecolab shares, Henkel's equity ownership in the Company was subject to an agreement (the "Stockholder's Agreement") containing certain restrictions pertaining to, among other things, Henkel's acquisition, transfer and voting rights of our Common Stock. As reported in Ecolab's Form 8-K filing dated November 10, 2008, the Stockholder's Agreement was amended to facilitate an orderly disposition of Henkel's share ownership in Ecolab.

Pursuant to the Stockholder's Agreement, Henkel was entitled to designate nominees for election to our Board of Directors proportionate to the percentage of its holding of our voting securities (rounded down to the nearest whole number). Until they resigned in June 2008, Henkel had designated Messrs. Stefan Hamelmann, Kasper Rorsted and Hans Van Bylen.

Related Person Transactions — On November 30, 2001, we acquired the 50% of the Henkel-Ecolab joint venture ("Henkel-Ecolab") which we did not already own, from our joint venture partner, Henkel. The acquisition is referred to herein as the "Transaction."

As a part of the Transaction, Henkel continues to provide to our European businesses certain services and products which Henkel previously provided to Henkel-Ecolab prior to the Transaction at prices and on terms customarily available. These include leased office space; certain accounting, finance, payroll, human resources, information and other administrative services; and contract manufacturing and supply agreements.

Pursuant to an Intellectual Property Agreement entered into in connection with the Transaction: (i) Henkel transferred certain trademarks and patents used by Henkel-Ecolab to

PROXY STATEMENT 2009    17

us and we granted a perpetual royalty-free license back to Henkel to use such transferred intellectual property outside of the cleaning and sanitizing field; and (ii) Henkel granted a perpetual (in a limited number of cases, the license for certain trademarks is limited to five years) royalty-free license to us to use certain other trademarks, patents and technology used by Henkel-Ecolab which were not transferred to us.

In connection with the Transaction, Ecolab and Henkel also entered into an Environmental Agreement dated December 7, 2000 under which Henkel agreed to indemnify Ecolab for certain environmental liabilities associated with the parties' former joint venture in Europe. We have requested euro 261,046 (approximately $368,000 at December 31, 2008) from Henkel for environmental costs during 2007 and 2008.

Pursuant to a Brand License Agreement, Henkel granted Ecolab a license for certain Henkel trademarks to use on products for sale to retail customers who sell to both commercial and household end-use customers. Ecolab believes this license agreement was made in the ordinary course, at arm's length, and on terms customarily available.

During 2008, 2007 and 2006, we sold products and services in the aggregate amounts of approximately $8,000,000, $5,000,000 and $6,000,000 to Henkel or its affiliates, and purchased products and services in the aggregate amounts of approximately $73,000,000, $65,000,000 and $66,000,000, respectively, from Henkel or its affiliates. Ecolab believes its sales to and purchases from Henkel were made in the ordinary course, at arm's length, and at prices and on terms customarily available. The payments for products and services include amounts paid to Henkel and its affiliates for administrative services and for products under supply arrangements by our affiliates in approximately 25 countries outside of Europe where we earlier acquired industrial and institutional cleaning and sanitizing businesses from Henkel.

PROPOSAL TO ELECT DIRECTORS

Our Board of Directors is divided into three classes. The members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years. The Board of Directors currently consists of 10 members.

The term of current Class II Directors expires with this Annual Meeting of Stockholders. Pursuant to the recommendation of the Governance Committee, Messrs. Biller, Grundhofer and Zillmer were nominated by the Board of Directors for election as Class II Directors. Class II Directors being elected at the current Annual Meeting will serve until the 2012 Annual Meeting expected to be held in May 2012. The directors of Class I and Class III will continue in office. The Board of Directors has no reason to believe that any of the named nominees is not available or will not serve if elected. The Board of Directors recommends a vote FOR the election of the three nominees named in this Proxy Statement.

The following information with regard to business experience has been furnished by the respective directors or nominees or obtained from our records.

18    PROXY STATEMENT 2009

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS – CLASS II (FOR A TERM ENDING 2012)

LESLIE S. BILLER, age 60.

Chief Executive Officer of Greendale Capital, LLC, a private investment and consultive company. Chairman of the Finance Committee and member of the Compensation Committee. Director of Ecolab since 1997.

After holding various positions with Citicorp and Bank of America, Mr. Biller joined Norwest Corporation in 1987 as Executive Vice President in charge of strategic planning and acquisitions for Norwest Banking. Appointed Executive Vice President in charge of South Central Community Banking in 1990. Mr. Biller served as President and Chief Operating Officer of Norwest Corporation from February 1997 until its merger with Wells Fargo & Company in November 1998. Mr. Biller retired as Vice Chairman and Chief Operating Officer of Wells Fargo & Company in October 2002.

JERRY A. GRUNDHOFER, age 64.

Chairman Emeritus and retired Chairman of the Board of U.S. Bancorp, a financial services holding company. Director of Ecolab since 1999. Chairman of the Compensation Committee and member of the Finance Committee.

Following an extensive career in the commercial banking industry, including serving as Vice Chairman of the Board of BankAmerica Corporation, Mr. Grundhofer joined Star Banc Corporation as President and Chief Executive Officer in 1993, assuming the Chairman post in December 1993. In November 1998, Star Banc acquired Firstar Corporation and he assumed the position of President and Chief Executive Officer of Firstar Corporation. In 2001, following a merger of Firstar Corporation and U.S. Bancorp, Mr. Grundhofer was named President and CEO of U.S. Bancorp and added the position of Chairman of the Board in 2003. Mr. Grundhofer retired as CEO in 2006, and as Chairman of the Board in December 2007. Director of Lehman Brothers Inc.

JOHN J. ZILLMER, age 53

Former Chairman of the Board and Chief Executive Officer of Allied Waste Industries, Inc., a solid waste management company. Director of Ecolab since 2006. Member of the Audit and Governance Committees.

Mr. Zillmer served as Chairman and Chief Executive Officer of Allied Waste Industries from 2005 until the merger of Allied Waste with Republic Services, Inc. in December 2008. Prior to joining Allied Waste, Mr. Zillmer spent thirty years in the managed services industry, most recently as Executive Vice President of ARAMARK Corporation, a provider of food, uniform and support services. During his eighteen-year career with ARAMARK, Mr. Zillmer served as President of ARAMARK's Business Services division, the International division and the Food and Support Services group. Prior to joining ARAMARK, Mr. Zillmer was employed by Szabo Food Services until Szabo was acquired by ARAMARK in 1986. Director of Reynolds American Inc.

PROXY STATEMENT 2009    19

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE – CLASS III (FOR A TERM ENDING 2010)

RICHARD U. DE SCHUTTER, age 68.

Retired Chairman and Chief Executive Officer of DuPont Pharmaceutical Company, a drug manufacturer formerly based in Wilmington, Delaware. Director of Ecolab since 2004. Vice Chairman of the Governance Committee and member of the Audit Committee.

Following a 35-year career at Monsanto Company where he last served as Vice Chairman and Chief Administrative Officer, Mr. De Schutter transitioned to Pharmacia Corporation, a drug manufacturer created through merger of Monsanto, Pharmacia & Upjohn, in 2000 as Chief Administrative Officer and Director. In 2000, Mr. De Schutter joined DuPont Pharmaceutical Company as Chairman and Chief Executive Officer, serving until the 2001 sale of the company to Bristol Myers-Squib. Chairman of the Board of Incyte Corporation, and director of Smith & Nephew plc and Varian, Inc.

JOEL W. JOHNSON, age 65.

Retired Chairman of the Board and Chief Executive Officer of Hormel Foods Corporation, a processor and marketer of meat and food products. Director of Ecolab since 1996. Chairman of the Audit Committee and member of the Governance Committee.

Following an extensive career at General Foods Corporation, Mr. Johnson joined Hormel Foods Corporation in 1991 as Executive Vice President — Sales & Marketing. Advanced to President in 1992, Chief Operating Officer and Chief Executive Officer in 1993 and Chairman of the Board in 1995. Director of the Meredith Corporation and U.S. Bancorp.

BETH M. PRITCHARD, age 62.

Retired President and Chief Executive Officer of Dean & Deluca, a multi-channel retailer of gourmet and specialty foods. Director of Ecolab since 2004. Vice Chair of the Finance Committee and member of the Compensation Committee.

Ms. Pritchard served as President and Chief Executive Officer of Dean & Deluca from 2005 to November 2007 and Vice Chair from December 2007 to November 2008. Formerly President and Chief Executive Officer of Organized Living from January 2004 until May 2005 when it filed a reorganization petition under Chapter 11 of the federal bankruptcy code and subsequently was liquidated. From 1991 to 2004, Ms. Pritchard was an executive with Limited Brands, Inc., a specialty retailer, serving as President and Chief Executive Officer of Bath & Body Works, as Chief Executive Officer of Victoria's Secret Beauty and as Chief Executive Officer of The White Barn Candle Company. From 1971 to 1991, Ms. Pritchard held various marketing and management positions at S.C. Johnson & Son, Inc., last as Vice President Insect Control Division.

20    PROXY STATEMENT 2009

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE – CLASS I (FOR A TERM ENDING 2011)

DOUGLAS M. BAKER, JR., age 50.

Chairman of the Board, President and Chief Executive Officer of Ecolab. Director of Ecolab since 2004.

Prior to joining Ecolab in 1989, Mr. Baker was employed by The Procter & Gamble Company in various marketing and management positions. At Ecolab, Mr. Baker held various leadership positions within the Institutional, Kay and European operations. Mr. Baker was named Ecolab's President and Chief Operating Officer in August 2002, was promoted to President and Chief Executive Officer in July 2004, and added the position of Chairman of the Board in May 2006. Director of U.S. Bancorp.

BARBARA J. BECK, age 48.

Executive Vice President of Manpower Inc., a world leader in the employment services industry. Director of Ecolab since February 2008. Member of the Compensation and Finance committees.

Ms. Beck has been President of Manpower's EMEA operations since 2006, overseeing Europe (excluding France), the Middle East and Africa. She previously served as Executive Vice President of Manpower's U.S. and Canada business unit from 2002 to 2005. Prior to joining Manpower in 2002, Ms. Beck was an executive of Sprint, a global communications company, serving in various operating and leadership roles for 15 years.

JERRY W. LEVIN, age 64.

Chairman of JW Levin Partners LLC, a private investment and advisory firm. Director of Ecolab since 1992. Chairman of the Governance Committee and Vice Chair of the Compensation Committee.

Mr. Levin served in a number of senior executive positions with The Pillsbury Company from 1974 through 1989. In 1989, joined MacAndrews & Forbes Holdings, Inc. which controlled Revlon, Inc. and The Coleman Company, among other companies. From 1989 through 1997, Mr. Levin served in various capacities at the Coleman Company, Inc., Revlon, Inc., Revlon Consumer Products Corporation and the Cosmetic Center, Inc., including as Chairman and/or Chief Executive Officer. Mr. Levin served as Chairman and Chief Executive Officer of American Household, Inc. (formerly known as Sunbeam Corporation) from 1998 to 2005. Joined the Board of Sharper Image in July 2006, and served as interim CEO from September 2006 to April 2007. Director of U.S. Bancorp and Saks Incorporated.

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ROBERT L. LUMPKINS, age 65.

Chairman of the Board of The Mosaic Company, a leading producer and marketer of crop and animal nutrition products and services. Director of Ecolab since 1999. Vice Chair of the Audit Committee and member of the Governance Committee.

Mr. Lumpkins, who retired as Vice Chairman and a director of Cargill Inc. in 2006, began his career with the company in 1968, and served in various finance and general management positions. Named President of the Financial Services Division in 1983 and Chief Financial Officer for Cargill Europe in 1988. Served as Chief Financial Officer of Cargill from 1989 to 2005, and elected to Cargill's Board of Directors in 1991. Elected Vice Chairman in 1995. Director of The Mosaic Company and Webdigs Inc.

22    PROXY STATEMENT 2009

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis of the Company with management. Based on their review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in both the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and the Company's Proxy Statement for the Annual Meeting Stockholders to be held May 8, 2009.

Dated: February 27, 2009	Barbara J. Beck Les S. Biller Jerry A. Grundhofer	Jerry W. Levin Beth M. Pritchard

COMPENSATION DISCUSSION AND ANALYSIS

Overview — This Compensation Discussion describes the material elements of compensation awarded to each of our executive officers who served as named executive officers during 2008. This Compensation Discussion focuses on the information contained in the following tables and related footnotes and narrative primarily for 2008, but we also describe compensation actions taken during 2007 and 2009 to the extent it enhances the understanding of our executive compensation disclosure for 2008.

In 2008, we made the following changes to our executive compensation program: (1) our Board of Directors adopted a prospective clawback policy on executive compensation, which policy is discussed further at page 31, (2) we eliminated reimbursement for a club membership for our principal executive officer at his request, (3) we amended our deferred compensation programs to be Section 409A compliant, which is discussed further at page 42; (4) we revised our stock retention and ownership guidelines for some officers, which is discussed further at page 31; and (5) we extended the period from one-year to five-years under which employees or their estates can exercise stock options following the employee's death or disability.

The Compensation Committee of the Board of Directors oversees the design and administration of our executive compensation program according to the processes and procedures discussed in the Corporate Governance section of this proxy statement, located at page 10.

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The principal elements of our executive compensation program for 2008 are illustrated below:

Base Salary is designed to provide a base wage that is not subject to company performance risk. Generally represents 15% of total compensation for the principal executive officer and averages 28% of total compensation for the remaining named executive officers.*

Annual Bonus is designed to motivate executives to achieve annual business and individual goals. Averages 18% of total compensation for the named executive officers.*

Stock Options are designed to motivate executives to make decisions that focus on long-term stockholder value creation. Represents 68% of total compensation for the principal executive officer and averages 54% of total compensation for the remaining named executive officers.*

 Executive Benefits continue benefits due to qualified plan limits, allow for additional deferral and provide supplemental retirement benefits. Market competitive perquisites support attraction and retention of executives.*

Change-in-Control arrangements promote continuity, impartiality and objectivity in event of a change-in-control situation to enhance stockholder value. Policy is conservative relative to design provisions and benefit levels with those in our competitive market.
*
Total compensation is defined as the sum of base salary, target annual cash incentives, and the grant date fair value of long-term equity incentives, and does not necessarily tie to the values disclosed in the Summary Compensation Table and supplemental tables. The chart is not drawn to scale for any particular named executive officer.

Our philosophy is to position the aggregate of these elements in the median range of our competitive market, adjusted for the Company's current size. For annual cash incentives, our philosophy is to also position them at a level commensurate with the Company's performance based on pro forma diluted earnings per share compared to EPS growth in the Standard & Poor's 500. We position annual cash incentives and stock options to provide lower than median compensation for lower than competitive market performance and higher than median compensation for higher than competitive market performance. Generally, this philosophy of commensurate aggregate pay is the same philosophy for executive positions throughout the world, based on representative compensation elements in the local marketplace. For stock options, our grant processes do not permit backdating and, as described under Long-Term Equity Incentives, are granted on the same date as the Compensation Committee approval date.

PROGRAM OBJECTIVES AND REWARD PHILOSOPHY

In General — We use executive compensation to support our corporate vision, communicate the importance of our business results, retain executives important to our success and reward executives for contributions at a level reflecting our performance. Our executive compensation program, that is the compensation package as a whole as well as each element of compensation, is designed to be market competitive in order to attract, motivate and retain our executives in a manner that is both fair to our executives and supportable to our stockholders.

24    PROXY STATEMENT 2009

Our executive compensation program is further designed to reinforce and complement ethical and sustainable management practices, and to align management interests (such as sustainable long-term growth) with those of our stockholders.

Competitive Market — We define our competitive market to be a broad range of general industry manufacturing and service companies, as provided by third party surveys (in which we participate) with sales that range from less than $500 million to more than $10 billion. We use surveys published by Hewitt Associates and Towers Perrin as the primary sources of competitive data because we have determined these to be the best sources for credible, size-adjusted market data for general industry companies. Due to the high correlation between annual sales revenue and compensation, we size adjust the competitive market compensation data and use the median to set our targeted parameters, which we refer to as the median range. We define the median range as within 15% of the median for base salaries and within 20% of the median for annual cash incentive targets and long-term incentive targets.

We used two surveys for benchmarking 2008 base salary and annual cash incentive compensation. The 2006/2007 Towers Perrin CDB Executive Compensation Survey includes 395 corporate entities with a median revenue of $5.7 billion. Including subsidiaries, this survey includes over 800 participants. We also used the 2007 Hewitt TCM Executive Regression Analysis Survey which includes 333 corporate entities with a median revenue of $4.9 billion. Including subsidiaries, the survey includes 389 participants. We used these surveys for benchmarking base salary and annual cash incentive compensation. We used the 2007/2008 Towers Perrin Long-Term Incentive Report for benchmarking long-term incentives in 2008. This survey has 422 participants with a median revenue of $6.0 billion.

We size adjust the survey data by inserting the annual revenue for the company (for use with the principal executive officer, principal financial officer and general counsel) or the applicable business unit (for use with the leaders of particular business units) into a statistical regression model supplied by the survey providers, which then computes the size-adjusted median by position for base salaries, annual cash incentives and long-term incentives. We use the average of the size-adjusted medians from the two surveys as the standard by which we set base salary and annual cash incentive targets. For long-term incentive guidelines, we use the size-adjusted median of the Towers Perrin survey, which the Compensation Committee's consultant validates against its own data for reasonableness.

We annually assess the reasonableness of our total compensation levels and mix relative to the data contained in these surveys. We have no explicit peer group with which to compare compensation levels because these companies are either privately held or are publicly held but the portion of the company which competes with our business is not separately reported and, therefore, directly comparable compensation figures are not publicly available. Since no explicit peer group exists based on our size and business type, we annually verify the reasonableness of the survey information used for our named executive officers by compiling proxy statement compensation information from the Standard & Poor's 500 Materials Sector,

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of which we are a component. The companies which currently comprise the Standard & Poor's 500 Materials Sector are:

Air Products & Chemicals Inc.	Ecolab Inc.	PPG Industries Inc.
AK Steel Holding Corp.	Freeport-McMoran COP & GOLD	Praxair Inc.
Alcoa Inc.	Int'l Flavors & Fragrances	Rohm and Haas Co.
Allegheny Technologies Inc.	Int'l Paper Co.	Sealed Air Corp.
Ball Corp.	Meadwest Vaco Corp.	Sigma-Aldrich Corp.
Bemis Co. Inc.	Monsanto Co.	Titanium Metals Corp.
CF Industries Holdings Inc.	Newmont Mining Corp.	United States Steel Corp.
Dow Chemical	Nucor Corp.	Vulcan Materials Co.
Du Pont (EI) De Nemours	Pactiv Corp.	Weyerhaeuser Co.
Eastman Chemical Co.

Compensation Process — For the named executive officers, the Compensation Committee reviewed and approved all elements of 2008 compensation taking into consideration recommendations from our principal executive officer (but not for his own compensation), as well as competitive market guidance and feedback provided by the Compensation Committee's independent compensation consultant and our human resources staff regarding individual performance, time in position and internal pay comparisons. The Compensation Committee reviewed and approved all elements of 2008 compensation for our principal executive officer taking into consideration the Board's performance assessment of the principal executive officer and recommendations, competitive market guidance and feedback from the Compensation Committee's independent compensation consultant and our human resources staff. Recommendations with respect to the compensation of our principal executive officer are not shared with our principal executive officer.

Regulatory Considerations — We monitor changes in the regulatory environment when assessing the financial efficiency of the various elements of our executive compensation program. We have designed and administered our annual cash incentives, particularly our stockholder-approved Management Performance Incentive Plan which we refer to as the MPIP, and long-term equity incentive plans in a manner that is intended to preserve our federal income tax deductions.

We are asking our stockholders to re-approve our MPIP at the 2009 Annual Meeting of Stockholders, as discussed in more detail at page 51. The MPIP is administered by the Compensation Committee, who selects the participants each year, establishes the annual performance goal based upon performance criteria that it selects, the performance target, and a maximum annual cash award dependent on achievement of the performance goal. For 2008, the Compensation Committee selected diluted earnings per share as the performance measure under the MPIP. The Compensation Committee certifies the extent to which the performance goal has been met and the corresponding amount of the award earned by the participants, with the ability to lower, but not raise, the award based upon the same underlying operable metrics used for our Management Incentive Plan cash incentive and to recognize individual performance.

We have designed and administered our deferred compensation, equity compensation, and change-in-control severance plans to be in compliance with federal tax rules affecting nonqualified deferred compensation. In accordance with Statement of Financial Accounting Standards 123R, for financial statement purposes, we expense all equity-based awards over the

26    PROXY STATEMENT 2009

period earned based upon their estimated fair value at grant date. Accounting treatment has not resulted in changes in our equity compensation program design for our named executive officers.

BASE SALARIES

In General — The Committee reviews base salaries for the named executive officers and other executives annually in December effective for the following fiscal year, and increases are based on changes in our competitive market, individual performance and time in position. Our philosophy is to pay base salaries that are within the median range of our size-adjusted competitive market. When an executive officer is new to his/her position, his/her initial base salary will likely be at the low end of the median range but, if performance is acceptable, his/her base salary will be increased over several years to arrive at the median.

Salary Increases — For 2007 and 2008, annualized base salary rates for the named executive officers are summarized below:

Name	Fiscal Year 2007	Fiscal Year 2008	Annualized Percent Increase from 2007 to 2008

Douglas M. Baker, Jr.	$900,000	$1,000,000	11.1%
Steven L. Fritze	$450,000	$ 475,000	5.6%
James A. Miller	$400,000	$ 425,000	6.3%
Thomas W. Handley	$371,500	$ 400,000	7.7%
Lawrence T. Bell	$355,000	$ 375,000	5.6%

Our Analysis — For 2008, base salaries accounted for approximately 15% of total compensation for the principal executive officer and 28% on average for the other named executive officers. In 2008, our principal executive officer received a more aggressive increase as the final step of a four year plan to bring him closer to market median for his position, consistent with our philosophy and supported by his performance. The annualized base salary rates after the increases are within the median range for all our named executive officers.

ANNUAL CASH INCENTIVES

In General— The Committee reviewed annual cash incentive awards for the named executive officers and other executives at the February 2009 meeting to determine award payments for the 2008 year and we established 2009 target award opportunities in December 2008. These annual cash incentive awards are administered under our Management Incentive Plan (or MIP) and our MPIP.

Target Award Opportunities — Under the MIP, we establish annual target award opportunities expressed as a percentage of base salary paid during the fiscal year, and threshold and maximum award payment limits expressed as a percentage of the target award. Our bonus targets are set within the median range for each position, and the bonus plan is structured so that lower performance results in below market payouts and superior performance drives payouts above the median range. For 2008, target award opportunities were within the median range for all our named executive officers ranging from 60% to 110% of base salary. Minimum and maximum payout opportunities ranged from 0% to 200% of target award opportunity, respectively.

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Performance Measures — Under the MIP, we use a mix of overall corporate, business unit, and individual performance measures to foster cross-divisional cooperation and to assure that executives have a reasonable measure of control over the factors that affect their awards. This performance measure mix varies by executive position. For 2008, the performance measure mix for the named executive officers is summarized below:

	Performance Measure Mix
Name	Overall Corporate	Business Unit	Individual

Douglas M. Baker, Jr.	100%	0%	0%
Steven L. Fritze	70%	0%	30%
James. A. Miller	30%	70%	0%
Thomas W. Handley	30%	70%	0%
Lawrence T. Bell	70%	0%	30%

Performance Goals — Under the MIP, overall corporate performance in 2008 is based on pro forma diluted earnings per share goals. The Company uses pro forma diluted earnings per share as a measure because it is most closely aligned with our strategy of delivering profitable growth and increased stockholder value. We define pro forma diluted earnings per share in our 2008 earnings release, which can be found at the company's website and provides a reconciliation of pro forma diluted earnings per share to reported diluted earnings per share. The use of pro forma diluted earnings per share helps investors understand underlying business performance because it facilitates the comparison of current and prior period operating results by eliminating the effect of nonrecurring items. In addition, the use of pro forma diluted earnings per share reinforces our Circle the Customer — Circle the Globe strategy and fosters cross-divisional cooperation. In establishing these goals for 2008 we took into consideration our prior year results, our expected economic and market influences, other large companies' performance expectations and our anticipated business opportunities, investment requirements and competitive situation. For 2008, the pro forma diluted earnings per share goals were: minimum at $1.72, target at $1.81 and maximum at $1.90.

For two of our named executive officers (Messrs. Miller and Handley), who manage particular business units for us, 70% of their annual cash incentive is based upon 2008 business unit performance. One-half of the business unit performance component is based on achievement of the 2008 revenue goal, which for Mr. Miller was 3.3% growth over 2007 revenue at threshold, 6.8% growth at target and 10.9% growth at maximum; and for Mr. Handley was 5.0% growth over 2007 revenue at threshold, 9.4% growth at target and 16.2% growth at maximum. The other half is based on achievement of the 2008 operating income goal, which for Mr. Miller was 2.7% growth over 2007 operating income at threshold, 6.5% growth at target and 12.0% growth at maximum; and for Mr. Handley was 10.7% growth over 2007 operating income at threshold, 15.5% growth at target and 26.1% growth at maximum. In establishing these goals for 2008 we took into consideration our prior year results and growth opportunities, investment requirements and market influences. For 2008, 2007 and 2006, the payout percentage for performance against business unit goals for these named executive officers has ranged from 59% to 194% of target with an average payout percentage of 143% of the target award opportunity for the three year period for the business unit performance component.

For two of our named executive officers (Messrs. Fritze and Bell), who hold staff positions (principal financial officer and general counsel, respectively), 30% of their annual cash incentive is based upon performance of individual performance goals. This component of staff position awards under the MIP is set at 30% of the performance measure mix for annual cash

28    PROXY STATEMENT 2009

incentives so that achievement of these goals is a component of the award but remains balanced against achievement of corporate performance goals. The 2008 individual performance goals for our principal financial officer and the general counsel are specific, qualitative, achievable with significant effort and, if achieved, provide benefit to the Company. The Compensation Committee, with input from the principal executive officer, approved the annual cash incentives as shown at page 33, including the component based on the principal financial officer's and general counsel's achievement of their respective 2008 performance goals.

Discretionary Adjustments — To recognize individual performance, the Compensation Committee also may increase or decrease a named executive officer's MIP award, with input from the principal executive officer (other than as to his own award), based on the individual performance of the named executive officer. This is done to recognize either inferior or superior individual performance in cases where this performance is not fully represented by the performance measures. No discretionary adjustments were made in 2008.

The Compensation Committee reviews and approves all adjustments to our overall corporate and our business unit performance results. In 2008, no such adjustments were made.

Our Analysis — Consistent with past practice, in 2008 the Compensation Committee set the threshold, target and maximum levels so that the intended relative difficulty of achieving the target level is consistent with the past several years. Target award opportunities in 2008 accounted for approximately 18% of total compensation on average for the named executive officers and within the median range for each position. Actual award payments for the named executive officers averaged 125% of target award opportunities.

LONG-TERM EQUITY INCENTIVES

In General — The Committee granted long-term equity incentives to our named executive officers and other executives in December 2008, consistent with its core agenda and past practice of granting these incentives at its regularly scheduled December meeting. For 2008, our long-term equity incentive program for the named executive officers consisted of an annual grant of stock options.

Stock Options — Our stock option program is based on pre-established grant guidelines that are calibrated to our competitive market every year. Guidelines for the named executive officers were developed on a position-by-position basis using market data from the Towers Perrin CDB Long-Term Incentive Plan Report for general industry companies, and represents the median range of long-term incentive values adjusted for size based on revenue. The Compensation Committee's independent consultant, Frederick W. Cook & Co., validated the 2008 survey results against its own independent survey data for reasonableness. Actual grants may be above or below our guidelines based on our assessment of individual performance and future potential. Our stock options are granted on the same date as our Compensation Committee approval date, and have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes potential same day stock volatility. We do not have a program, plan or practice to time stock option grants to executives in coordination with the release of material non-public information. Generally, our stock options have a ten-year contractual exercise term and vest (or will become exercisable) over three years, on a cumulative basis, as to one third of the option shares on the first and second anniversaries of the date of grant and as to the remaining option shares on the third anniversary. Please see footnote (1) to the Grants of Plan Based Awards For 2008 table for a description of certain post-termination and change-in-control provisions. If a change-in-control

PROXY STATEMENT 2009    29

occurs, options that are outstanding for at least six months from the date of grant become immediately exercisable in full.

Restricted Stock — From time-to-time, we may make special grants of restricted stock to our named executive officers and other executives in connection with promotions and recruitment, and for general retention purposes. During 2008, we made no special grants of restricted stock to our named executive officers because no event occurred that suggested a need.

Our Analysis — For the last completed fiscal year, long-term equity incentives accounted for approximately 68% of total compensation for the principal executive officer and 54% average for the other named executive officers, which is consistent with our competitive market. Actual grants to the named executive officers were within the median range for all our named executive officers. Our normal annual practice of granting equity incentives entirely in the form of stock options is different than our competitive market, where other forms of long-term equity and cash compensation are typically awarded in addition to, or in lieu of, stock options. Our selective use of restricted stock as a retention incentive is consistent with our competitive market. We believe that our overall long-term equity compensation cost is within a reasonable range of our competitive market as to our named executive officers and also our other employees. We continue to emphasize stock options in our long-term equity incentive program because we believe (1) stock options properly align management's interests and goals with the stockholders' interests and goals, and (2) stock options focus management on sustainable long-term growth.

EXECUTIVE BENEFITS AND PERQUISITES

In General — Our named executive officers participate in all of the same health care, disability, life insurance, pension, and 401(k) benefit plans made available generally to the Company's U.S. employees. In addition, our named executive officers are eligible to participate in a deferred compensation program, restoration plans for the qualified 401(k) and pension plans, a supplemental retirement benefit and an executive disability and life benefit. These plans are described in more detail on pages 39 to 43 and 45 to 46. The named executive officers also receive perquisites described in more detail in footnote (6) to the Summary Compensation Table.

Our Analysis — We review our executive benefits and perquisites program periodically to ensure it remains market competitive for our executives and supportable to our stockholders. In 2008, we eliminated reimbursement of a club membership for the principal executive officer at his request. Perquisites account for approximately 1% of total compensation for the principal executive officer and 3% on average for the other named executive officers. Executive benefits are consistent with our competitive market.

EXECUTIVE CHANGE-IN-CONTROL POLICY

In General — We review our change-in-control protection periodically to ensure it remains fair to our executives and supportable to our stockholders. For 2008, our change-in-control policy for the named executive officers is summarized at page 35.

Our Analysis — Our analysis indicates that our change-in-control policy is conservative relative to design provisions and benefit levels of other companies disclosing such protections, as reported in public SEC filings and as periodically published in various surveys and research reports.

30    PROXY STATEMENT 2009

STOCK RETENTION AND OWNERSHIP GUIDELINES

In General — We have in place stock retention and ownership guidelines to encourage our named executive officers and other executives to accumulate a significant ownership stake so they are vested in maximizing long-term stockholder returns. Our guidelines provide that the principal executive officer own Company stock with a market value of at least five times current base salary and that other corporate officers own company stock with a market value of at least three times current base salary. In 2008 we revised the retention guidelines to be more in line with our competitive market. As before, until the stock ownership guideline is met, our principal executive officer, principal financial officer and sector presidents are expected to retain 100% of all after-tax profit shares from stock option exercises. Our other officers are now expected to retain 50% (instead of 100%) of all after-tax profit shares from stock option exercises. For purposes of complying with our guidelines, stock is not considered owned if subject to an unexercised stock option. Shares owned outright, legally or beneficially, by an officer or his or her immediate family members residing in the same household and shares held in the 401(k) plan count towards meeting the guideline. Our named executive officers and other officers may not enter into any risk hedging arrangements with respect to Company stock.

Our Analysis — Our analysis indicates that our stock retention and ownership guidelines are consistent with the design provisions of other companies disclosing such guidelines, as reported in public SEC filings and as periodically published in various surveys and research reports. Our analysis further indicates that our named executive officers are in compliance with our guidelines by either having achieved the ownership guideline or, if the guideline is not yet achieved, by retaining 100% or 50%, as applicable, of all after-tax profit shares from any stock option exercises.

COMPENSATION RECOVERY

The Company's Board of Directors has adopted a policy requiring the reimbursement of payments made to an executive officer due to the executive officer's misconduct, as determined by the Board. Each of our executive officers have agreed in writing to this policy. This policy has been filed with the Company's most recent Annual Report on Form 10-K as Exhibit (10)W.

TOTAL COMPENSATION MIX

In General — The table below illustrates how total compensation for our named executive officers for 2008 was allocated between performance based and fixed components, how

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performance based compensation is allocated between annual and long-term components and how total compensation is allocated between cash and equity components:

Total Compensation Mix (base salary, target annual incentives, and long-term equity incentives valued in total at grant)
	Percent of Total Compensation that is:		Percent of Performance Based Total Compensation that is:		Percent of Total Compensation that is:

Name	Performance Based(1)	Fixed(2)	Annual(3)	Long-Term(4)	Cash Based(5)	Equity Based(6)

Douglas M. Baker, Jr.	85%	15%	20%	80%	32%	68%
Steven L. Fritze	77%	23%	21%	79%	40%	60%
James A. Miller	73%	27%	26%	74%	46%	54%
Thomas W. Handley	70%	30%	26%	74%	48%	52%
Lawrence T. Bell	71%	29%	29%	71%	50%	50%

(1)
Target annual incentives plus long-term equity incentives divided by total compensation

(2)
Base salary divided by total compensation

(3)
Target annual incentives divided by target annual incentives plus long-term equity incentives

(4)
Long-term equity incentives divided by target annual incentives plus long-term equity incentives

(5)
Base salary plus target annual incentives divided by total compensation

(6)
Long-term equity incentives divided by total compensation

Our Analysis — Our analysis indicates that total compensation mix for our named executive officers on average is generally consistent with the competitive market. The principal executive officer receives a higher proportion of his total compensation allocated to performance based components than non-performance based components and more allocated to equity based compensation than cash based compensation compared to the other named executive officers. The higher emphasis on performance based "at risk" compensation for the principal executive officer is designed to reward him for driving company performance and creating long-term shareholder value that is a greater responsibility in his position than in the positions of the other named executive officers, and is consistent with the competitive market for the CEO position. The level of compensation of Mr. Baker reflects the many responsibilities and risks of serving as chief executive officer of a public company. Accordingly, Mr. Baker's median range competitive pay levels (including long-term equity awards) reflect his broader scope and greater responsibilities compared to our other named executive officers.

32    PROXY STATEMENT 2009

SUMMARY COMPENSATION TABLE FOR 2008

The following table shows cash and non-cash compensation for the years ended December 31, 2008, 2007 and 2006 for the persons serving as the Company's "Principal Executive Officer" and "Principal Financial Officer" during the year ended December 31, 2008 and for the next three most highly-compensated executive officers who were serving in those capacities at December 31, 2008.

Name and Principal Position	Year	Salary(1) ($)	Bonus(1,2) ($)	Stock Awards ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compen- sation(1,4) ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings(5) ($)	All Other Compen- sation(6) ($)	Total ($)

Douglas M. Baker, Jr. Chairman of the Board, President and Chief Executive Officer (principal executive officer)	2008 2007 2006	$1,000,000 $ 900,000 $ 800,000	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$3,617,208 $4,627,793 $3,142,043	$1,397,000 $1,980,000 $1,760,000	$1,454,192 $1,065,226 $ 659,082	$157,560 $180,094 $197,268	$7,625,960 $8,753,113 $6,558,393

Steven L. Fritze Chief Financial Officer (principal financial officer)	2008 2007 2006	$ 475,000 $ 450,000 $ 420,000	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$1,703,037 $1,458,175 $ 845,067	$ 496,000 $ 492,000 $ 504,000	$ 708,726 $ 678,875 $ 371,556	$ 82,620 $ 85,870 $ 72,713	$3,465,383 $3,164,920 $2,213,336

James A. Miller President — Institutional North America Sector	2008 2007 2006	$ 425,000 $ 400,000 $ 350,000	$ 0 $ 0 $8,800	$ 0 $ 0 $ 0	$ 625,554 $ 569,122 $ 522,882	$ 350,000 $ 415,000 $ 411,200	$ 297,604 $ 271,860 $ 208,845	$ 92,235 $ 78,043 $ 93,259	$1,790,393 $1,734,025 $1,594,986

Thomas W. Handley(7) President — Industrial and Services North America Sector	2008 2007 2006	$ 400,000 $ 371,500 —	$ 0 $ 0 —	$ 0 $ 0 —	$ 697,260 $ 499,478 —	$ 223,000 $ 403,000 —	$ 190,604 $ 137,235 —	$ 70,404 $ 71,789 —	$1,581,268 $1,483,002 —

Lawrence T. Bell General Counsel and Secretary	2008 2007 2006	$ 375,000 $ 355,000 $ 342,000	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 446,556 $ 685,828 $ 841,839	$ 337,000 $ 333,000 $ 376,200	$ 713,074 $ 718,008 $ 336,384	$ 75,793 $ 70,875 $ 84,508	$1,947,423 $2,162,711 $1,980,931

(1)
Includes amounts deferred under Section 401(k) of the Internal Revenue Code, pursuant to the Company's Savings Plan and ESOP, amounts deferred under a non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives and any salary reductions per Section 125 or Section 132(f)(4) of the Internal Revenue Code.

(2)
Represents discretionary award made to Mr. Miller in respect of 2006.

(3)
Represents the dollar amount of stock option expense recognized for financial statement reporting purposes with respect to 2008, 2007 and 2006 in accordance with SFAS 123R but with no discount for estimated forfeitures. The value of grants have been determined by application of the lattice (binomial)-pricing model. Stock option expense for 2008, 2007 and 2006 for the named executive officers reflects, where applicable under SFAS 123R, truncated expense recognition periods less than the customary 36 month period for retirement eligible and near retirement eligible persons. The respective option grant dates reflected in the table for 2008 are: Mr. Baker, December 7, 2005, December 6, 2006, December 5, 2007, and December 3, 2008; Mr. Fritze, December 7, 2005, December 6, 2006, December 5, 2007 and December 3, 2008; Mr. Miller, December 7, 2005, December 6, 2006, December 5, 2007 and December 3, 2008; Mr. Handley, December 7, 2005, December 6, 2006, December 5, 2007 and December 3, 2008; and Mr. Bell, December 3, 2008. Key assumptions include: risk-free rate of return, expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of these options is summarized in the table below:

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield

December 7, 2005	4.45%	5.98	24.18%	1.17%
December 6, 2006	4.44%	5.99	24.44%	1.02%
December 5, 2007	3.42%	6.03	24.00%	1.05%
December 3, 2008	1.83%	6.08	23.54%	1.57%

  During 2007, Messrs. Baker and Fritze received reload options totaling 149,480 shares and 57,798 shares, respectively. During 2006, Mr. Baker received reload options for 54,625 shares. The issuance of these reload options was not a new discretionary grant by the Company. Rather, the issuance results from rights that were granted to Mr. Baker on August 18, 2000, December 7, 2000, December 6, 2001 and December 5, 2002 and to Mr. Fritze on August 18, 2000, December 6, 2001, May 10, 2002 and December 5, 2002, as part of their original option grants made under the Company's 1997 and 2002 Stock Incentive Plans. The respective reload options expire on the expiration date of their original grant. The reload feature was eliminated for grants subsequent to 2002.

PROXY STATEMENT 2009    33

(4)
Represents the annual cash incentive awards earned and paid in respect of 2008 under the Company's Management Incentive Plan ("MIP") and, if applicable, the Company's Management Performance Incentive Plan ("MPIP"). The MIP and MPIP are discussed in the Compensation Discussion and Analysis beginning at page 27 and as part of the table entitled "Grants of Plan-Based Awards For 2008" at page 36.

(5)
Represents the change in the actuarial present value of the executive officer's accumulated benefit under the Company's defined benefit plans as of December 31, 2008 over such amount as of December 31, 2007. The Company's defined benefit plans include the Pension Plan, the Mirror Pension Plan and the Supplemental Executive Retirement Plan which are discussed at page 39 as part of the table entitled Pension Benefits For 2008. There are no "above market" earnings under the Company's non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives because all earnings under that plan are calculated at the same rate as earnings on externally managed investments available to participants of the Company's broad-based tax qualified deferred compensation plan.

(6)
Amounts reported as All Other Compensation include:

(a)
Payment by the Company of certain perquisites, including costs relating to the following: (i) an executive cash allowance for each of the named executive officers; (ii) executive physical examinations in the case of Messrs. Fritze and Bell; (iii) financial planning for each of the named executive officers; and (iv) business related spousal travel in the case of Mr. Baker.

(b)
Payment by the Company of life insurance premiums in 2008 for each of the named executive officers in the following amounts: Mr. Baker, $25,217; Mr. Fritze, $16,094; Mr. Miller, $30,798; Mr. Handley, $16,989; and Mr. Bell, $21,810.

(c)
Payment of matching contributions made by the Company for 2008 as follows: (i) maximum matching contributions of $9,200 to each of the named executive officers made by the Company under the Company's tax-qualified defined contribution 401(k) Savings Plan and ESOP available generally to all employees; and (ii) matching contributions made or to be made by the Company on base salary and annual cash incentive award earned in respect of 2008 that the executive deferred under a non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives, in the following amounts: Mr. Baker, $86,680; Mr. Fritze, $29,640; Mr. Miller, $21,800; Mr. Handley, $15,720; and Mr. Bell, $19,280.

(d)
The Company maintains a self-funded, supplemental long-term disability benefit plan for a select group of executives. No specific allocation of cost is made to any named executive officer prior to the occurrence of a disability.

(7)
Mr. Handley was not a named executive officer for 2006.

34    PROXY STATEMENT 2009

GRANTS OF PLAN-BASED AWARDS FOR 2008

					Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(1) (#)		Closing Market Price of Stock on Grant Date ($/Sh)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards								Exercise or Base Price of Option Awards(2) ($/Sh)
												Grant Date Fair Value of Stock and Option Awards(3)

Name	Grant Date	Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)

Douglas M. Baker, Jr. (PEO)
MPIP(4)	02/25/09	$440,000	$1,100,000	$2,200,000	0	0	0	0	0	0	0	0
2005 Stock Incentive Plan	12/03/08	0	0	0	0	0	0	0	421,000	$35.63	$36.33	$3,149,080

Steven L. Fritze (PFO)
MPIP(4)	02/25/09	$133,000	$332,500	$665,000	0	0	0	0	0	0	0	0
2005 Stock Incentive Plan	12/03/08	0	0	0	0	0	0	0	114,700	$35.63	$36.33	$857,956

James A. Miller
MPIP(4)	02/25/09	$119,000	$297,500	$595,000	0	0	0	0	0	0	0	0
2005 Stock Incentive Plan	12/03/08	0	0	0	0	0	0	0	68,800	$35.63	$36.33	$514,624

Thomas W. Handley
MPIP(4)	02/25/09	$112,000	$280,000	$560,000	0	0	0	0	0	0	0	0
2005 Stock Incentive Plan	12/03/08	0	0	0	0	0	0	0	73,400	$35.63	$36.33	$549,032

Lawrence T. Bell
MPIP(4)	02/25/09	$90,000	$225,000	$450,000	0	0	0	0	0	0	0	0
2005 Stock Incentive Plan	12/03/08	0	0	0	0	0	0	0	59,700	$35.63	$36.33	$446,556

(1)
Options granted in 2008 have a ten-year contractual exercise term and vest (or will be exercisable) over three years, on a cumulative basis, as to one third of the option shares on the first and second anniversaries of the date of grant and as to the remaining option shares on the third anniversary. Stock options become immediately exercisable in full upon the holder's retirement under the Company's Pension Plan or upon a change-in-control of the Company. The options may be transferred to defined family members or legal entities established for their benefit.

      For the purpose of options granted in 2008, a change-in-control of the Company occurs if:

•
a person or group acquires 25% or more of the Company's outstanding voting power. However, if the acquisition was approved by the Board of Directors, then a change-in-control occurs at 34% ownership. If the acquiring person, prior to becoming a 25% shareholder, has entered into (and is in compliance with) a shareholder agreement which imposes limits on the person's maximum Company shareholdings, then a change-in-control occurs only upon acquisition of 50% of the Company's voting power;

•
during any 36 consecutive month period, individuals who constitute the Board on the first day of the period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election relating to the election of directors) whose election or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the first day of such period (or whose election or nomination were previously so approved) shall cease for any reason to constitute at least a majority of the Board of Directors;

•
the Company engages in a merger or consolidation, other than a merger or consolidation in which the Company's voting securities immediately prior to the transaction continue to represent over 50% of the voting power of the Company or the surviving entity immediately after the transaction and in which no person or group acquires 50% or more of the voting power of the Company or surviving entity; and

•
the Company's stockholders approve a plan of complete liquidation or the Company sells all or substantially all of the Company's assets, other than to an entity with more than 50% of its voting power owned by the Company's stockholders in substantially the same proportion as their ownership of the Company immediately prior to the sale.

(2)
Our stock options are granted on the same date as our Compensation Committee approval date, and have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes potential same day stock volatility.

(3)
Represents the full grant date fair value of each equity award, computed in accordance with SFAS 123R. The value has been determined by application of the lattice (binomial)-pricing model, based upon the terms of the option grant and Ecolab's stock price performance history as of the date of the grant. Key assumptions include: risk-free rate of return, expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of these options is summarized in the table below:

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield

12/03/2008	1.83%	6.08	23.54%	1.57%

PROXY STATEMENT 2009    35

(4)
The Company maintains annual cash incentive programs for executives referred to as the Management Incentive Plan or MIP and Management Performance Incentive Plan or MPIP, which are discussed in the Compensation Discussion and Analysis beginning at page 26. In 2004, the Company's stockholders approved the version of the MPIP applicable for 2008, an annual incentive plan under which awards should qualify as performance based under Internal Revenue Code Section 162(m). As required under the terms of the MPIP, the Compensation Committee of the Board ("Committee") selected each of the named executive officers to participate in the MPIP for 2008, established the 2008 performance goal based upon the performance criteria of diluted earnings per share ("EPS"), and EPS performance target of a designated earnings per share, and a cash award of 300% of the participant's base salary for 2008 to the extent the goal is achieved. The award is subject to and interpreted in accordance with the terms and conditions of the MPIP and no amount will be paid under the MPIP unless and until the Committee has determined the extent to which the performance goal has been met and the corresponding amount of the award earned by the participant. The MPIP permits the Committee to exercise downward discretion so as to pay an amount which is less than the amount of the award earned by the participant. In applying this downward discretion, the Committee considers underlying operable metrics communicated to the participant at the beginning of 2008, which in the case of the named executive officer participants are noted in the MPIP row of the above table. Actual payouts to each of the named executive officers with respect to 2008 are included under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table at page 33.

36    PROXY STATEMENT 2009

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2008

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Douglas M. Baker, Jr.	12,000	0	0	$19.921875	08/13/09	0	0	0	0
(PEO)	85,295	0	0	$24.340000	12/05/12	0	0	0	0
	220,000	0	0	$27.390000	12/11/13	0	0	0	0
	314,000	0	0	$34.500000	12/09/14	0	0	0	0
	303,000	0	0	$34.075000	12/07/15	0	0	0	0
	23,499	0	0	$35.515000	08/18/10	0	0	0	0
	5,487	0	0	$44.810000	08/18/10	0	0	0	0
	27,717	0	0	$44.810000	12/07/10	0	0	0	0
	21,421	0	0	$44.810000	12/06/11	0	0	0	0
	195,400	97,700	0	$45.240000	12/06/16	0	0	0	0
	52,902	0	0	$43.240000	12/06/11	0	0	0	0
	37,034	0	0	$43.240000	12/05/12	0	0	0	0
	59,544	0	0	$51.445000	12/05/12	0	0	0	0
	103,333	206,667	0	$49.420000	12/05/17	0	0	0	0
	0	421,000	0	$35.630000	12/03/18	0	0	0	0

Steven L. Fritze	118,000	0	0	$24.340000	12/05/12	0	0	0	0
(PFO)	100,000	0	0	$27.390000	12/11/13	0	0	0	0
	88,200	0	0	$34.500000	12/09/14	0	0	0	0
	83,200	0	0	$34.075000	12/07/15	0	0	0	0
	48,866	24,434	0	$45.240000	12/06/16	0	0	0	0
	20,851	0	0	$43.240000	08/18/10	0	0	0	0
	1,564	0	0	$51.520000	08/18/10	0	0	0	0
	20,411	0	0	$51.520000	12/06/11	0	0	0	0
	13,578	0	0	$51.520000	05/10/12	0	0	0	0
	1,394	0	0	$51.520000	12/05/12	0	0	0	0
	28,700	57,400	0	$49.420000	12/05/17	0	0	0	0
	0	114,700	0	$35.630000	12/03/18	0	0	0	0

James A. Miller	40,000	0	0	$18.960000	12/06/11	0	0	0	0
	70,000	0	0	$24.340000	12/05/12	0	0	0	0
	65,000	0	0	$27.390000	12/11/13	0	0	0	0
	54,100	0	0	$34.500000	12/09/14	0	0	0	0
	50,400	0	0	$34.075000	12/07/15	0	0	0	0
	34,200	17,100	0	$45.240000	12/06/16	0	0	0	0
	17,933	35,867	0	$49.420000	12/05/17	0	0	0	0
	0	68,800	0	$35.630000	12/03/18	0	0	0	0

Thomas W. Handley	70,000	0	0	$25.490000	08/14/13	0	0	0	0
	54,100	0	0	$34.500000	12/09/14	0	0	0	0
	45,400	0	0	$34.075000	12/07/15	0	0	0	0
	24,400	12,200	0	$45.240000	12/06/16	0	0	0	0
	17,933	35,867	0	$49.420000	12/05/17	0	0	0	0
	0	73,400	0	$35.630000	12/03/18	0	0	0	0

Lawrence T. Bell	49,809	0	0	$32.675000	08/18/10	0	0	0	0
	45,568	0	0	$32.675000	12/06/11	0	0	0	0
	20,000	0	0	$18.960000	12/06/11	0	0	0	0
	40,000	0	0	$22.367500	02/22/12	0	0	0	0
	77,000	0	0	$24.340000	12/05/12	0	0	0	0
	70,000	0	0	$27.390000	12/11/13	0	0	0	0
	54,100	0	0	$34.500000	12/09/14	0	0	0	0
	50,400	0	0	$34.075000	12/07/15	0	0	0	0
	24,400	12,200	0	$45.240000	12/06/16	0	0	0	0
	13,133	26,267	0	$49.420000	12/05/17	0	0	0	0
	0	59,700	0	$35.630000	12/03/18	0	0	0	0

(1)
Stock options granted in 2008 have a ten-year contractual exercise term and vest ratably on the first three anniversaries of the date of grant, subject to the following post-termination and change-in-control provisions:

Event	Effect on Award Vesting	Effect on Exercise Term*

Retirement	Accelerated **	5 Years
Death or Disability	Accelerated	5 Years / 1 Year ***
Termination for Cause	Forfeit Unvested	Expire
Other Termination	Forfeit Unvested	3 Months
Change-in-control	Accelerated **	3 Months

  *
  Or remainder of original contractual term, if shorter.

PROXY STATEMENT 2009    37

  **
  For options held at least six months.

  ***
  Options granted prior to December 7, 2005 and reloads thereon remain exercisable for five years. Options granted on or after such date remain exercisable for one year.

  The vesting dates of the respective stock options held at December 31, 2008 that were unexercisable are summarized in the table below:

Name	Option Grant Date	Securities vesting December 2009	Securities vesting December 2010	Securities vesting December 2011	Option Expiration Date

Douglas M. Baker, Jr.	12/06/06	97,700	0	0	12/06/16
	12/05/07	103,333	103,334	0	12/05/17
	12/03/08	140,333	140,333	140,334	12/03/18

Steven L. Fritze	12/06/06	24,434	0	0	12/06/16
	12/05/07	28,700	28,700	0	12/05/17
	12/03/08	38,233	38,233	38,234	12/03/18

James A. Miller	12/06/06	17,100	0	0	12/06/16
	12/05/07	17,933	17,934	0	12/05/17
	12/03/08	22,933	22,933	22,934	12/03/18

Thomas W. Handley	12/06/06	12,200	0	0	12/06/16
	12/05/07	17,933	17,934	0	12/05/17
	12/03/08	24,466	24,467	24,467	12/03/18

Lawrence T. Bell	12/06/06	12,200	0	0	12/06/16
	12/05/07	13,133	13,134	0	12/05/17
	12/03/08	19,900	19,900	19,900	12/03/18

OPTION EXERCISES AND STOCK VESTED FOR 2008

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Douglas M. Baker, Jr. (PEO)	0	0	0	0
Steven L. Fritze (PFO)	0	0	0	0
James A. Miller	0	0	0	0
Thomas W. Handley	0	0	0	0
Lawrence T. Bell	0	0	0	0

38    PROXY STATEMENT 2009

PENSION BENEFITS FOR 2008

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Douglas M. Baker, Jr. (PEO)	Pension Plan	19	$ 277,388	0
	Mirror Pension Plan	19	$3,179,917	0
	Supplemental Executive Retirement Plan	19	$1,083,399	0

Steven L. Fritze (PFO)	Pension Plan	28	$ 549,748	0
	Mirror Pension Plan	28	$1,979,593	0
	Supplemental Executive Retirement Plan	28	$ 757,192	0

James A. Miller	Pension Plan	12.5	$ 214,558	0
	Mirror Pension Plan	12.5	$ 562,627	0
	Supplemental Executive Retirement Plan	17.66	$ 379,116	0

Thomas W. Handley	Pension Plan	5	$ 53,024	0
	Mirror Pension Plan	5	$ 99,985	0
	Supplemental Executive Retirement Plan	19.10	$ 472,658	0

Lawrence T. Bell	Pension Plan	29	$ 838,944	0
	Mirror Pension Plan	29	$2,130,844	0
	Supplemental Executive Retirement Plan	29	$ 876,155	0

The Company maintains the following non-contributory defined benefit plans for its executives: (i) a tax-qualified plan (Pension Plan); (ii) a non-qualified excess plan (Mirror Pension); and (iii) a supplemental executive retirement plan (SERP). The preceding table shows the actuarial present value of the accumulated benefit for each executive officer under the Pension Plan, the Mirror Pension and the SERP as of December 31, 2008, using the same assumptions as are used for financial reporting purposes under generally accepted accounting principles by the Company, except that retirement age is assumed to be age 62, the earliest retirement age at which a participant may retire under the plans without any benefit reduction due to age. The current accrued benefit is allocated between the tax-qualified Pension Plan and the related supplemental non-qualified plans based on the Internal Revenue Code limitations applicable to tax-qualified plans as of December 31, 2008. The present value is determined by using a discount rate of 6.26% for 2008 and assuming that the executive officer (i) terminated employment on December 31, 2008 with vested benefits and (ii) commenced a retirement benefit at age 62 as a single life annuity or lump sum, if available. Pension annuities were converted to lump sums, where available, using an interest rate of 4.76% and the mortality rates defined in the Mirror Pension and SERP plans as prescribed in Revenue Ruling 2001-62. The present value of the pension single life annuity assumed mortality rates from the RP 2000 Combined Healthy table with mortality improvements projected to December 31, 2008. Cash balance benefits were valued assuming 2009 and future interest credits of 4.76% (the discount rate less 1.50%). The cash balance annuity conversion for the SERP offset used an interest rate of 5.26% (the discount rate less 1.00%) and the mortality rates prescribed by the IRS for 2008 pension lump sum calculations

The Pension Plan is a tax-qualified defined benefit plan covering most U.S. employees of the Company and its U.S. affiliates. It is intended to provide long-service employees a foundation for retirement benefits in the form of regular income. Participants hired prior to January 1, 2003, including each of the named executive officers, except Mr. Handley, earn monthly pension benefits under the following formula ("traditional formula"): 1/12 of the sum of (a) years of credited service times 1% of "final average compensation" plus (b) years of credited service (not exceeding 35) times 0.45% of "final average compensation" minus "covered compensation." "Final average compensation" is the average of the participant's annual compensation for the five consecutive calendar years that produce the highest average,

PROXY STATEMENT 2009    39

counting the participant's base salary and annual cash incentive compensation for a plan year, excluding any long-term and non-cash incentive bonuses and amounts above the IRS compensation limits for qualified plans. "Covered compensation" is the average amount determined by the IRS to have been subject to Social Security taxes over the participant's working life.

Participants hired after 2002 accrue an account credit at the end of each year equal to a fixed percentage of the participant's compensation for that year plus an interest credit applied to the participant's account balance on the first day of that year ("cash balance formula"). Compensation used in determining the credits is the participant's base salary and annual cash incentive compensation for a plan year, excluding any long-term and non-cash incentive bonuses and amounts above the IRS limits for qualified plans.

Participants become entitled to a non-forfeitable ("vested") right to their Pension Plan benefit upon completing three years of continuous service with the Company. Normal retirement date is the date on which the participant attains age 65 and has completed at least three years of continuous service. Traditional formula participants who have terminated employment with the Company may begin to receive benefit payments as early as age 55, reducing the benefit by 1/280 for each month by which payment begins before age 62. Unreduced benefits may begin after age 62. The normal form of benefit is a single life only annuity for participants who are not married and a joint and 50% survivor annuity for married participants. Subject to a spousal consent requirement for married participants, participants may select an actuarially equivalent benefit in one of the following forms: single life only annuity, joint and 75% or 100% survivor annuity (married participants only); life and five year certain annuity; and life and ten-year certain annuity.

If a participant dies after benefit commencement, payments to a beneficiary, if any, are made according to the payment option selected by the participant. If a participant with a vested traditional formula benefit dies before benefit payments commence, the participant's beneficiary is entitled to a death benefit. If the beneficiary is the participant's surviving spouse, the benefit is a life annuity beginning after the participant would have attained age 55. Other beneficiaries receive a five or ten-year annuity benefit.

Cash balance formula participants with at least three years of continuous service may commence benefit payment at any time after termination. The payment will be the actuarial equivalent value of their account balance, determined using the mortality and interest factors prescribed by the IRS. The normal form of benefit for cash balance formula participants is a single life only annuity for participants who are not married and a joint and 50% survivor annuity for married participants. Optional forms of payment for cash balance formula participants are lump-sum payment, single life annuity, and, for married participants only, joint and 75% or 100% survivor annuity. The beneficiary of a cash balance formula participant who dies before commencing benefits will receive a death benefit actuarially equivalent to the participant's account balance.

The Mirror Pension is a non-qualified plan intended to restore benefits under the tax-qualified Pension Plan for those employees whose benefits are reduced by Internal Revenue Code limits. The Mirror Pension has generally the same terms as the Pension Plan except: (i) compensation is determined without regard to the IRS limits for qualified plans; (ii) vesting is accelerated upon a change-in-control; (iii) benefits may be forfeited for certain serious misconduct; and (iv) the optional forms of benefits available to participants with respect to benefits accrued and vested as of December 31, 2004 ("Grandfathered Mirror Pension Benefits") include a lump sum payment. Benefits accrued and vested after December 31, 2004 are subject to Internal Revenue Code Section 409A ("409A Mirror Pension Benefits") and are not linked to the

40    PROXY STATEMENT 2009

Pension Plan. The normal form of 409A Mirror Pension Benefit is a 10-Year Annual Installment payout commencing upon the later of attainment of age 55 or separation from service for traditional formula participants or upon separation from service for cash balance formula participants, provided that payment to a "specified employee" (corporate officers, including each of the named executive officers) may not commence earlier than six months after separation from service. Optional forms of benefits available to participants include 5-Year Annual Installments, Lump Sum or an Annuity Option (Single Life, Life & 5-Year Certain, Life and 10-Year Certain, and for married participants, Joint and 50%, 75% or 100% Survivor). Participants were permitted to make a transition election as to an optional form of benefit for their 409A Mirror Pension Benefit before the end of 2008 as permitted under 409A regulations. Any subsequent change in optional form by a participant is subject to the "1-year/5-year rule" which requires that the change be made 12 months before separation from service and must not become effective for 12 months after the election is made (the 1-year rule), and the payment commencement date must be delayed for 5-years after the original commencement date (the 5-year rule). A participant who elects an Annuity Option may choose among the various types of annuity forms at any time before separation from service. Despite the plan's normal form of benefit or a participant's election of an optional form of benefit, the Company will cash out the participant's Grandfathered Mirror Pension Benefit and/or the participant's 409A Mirror Pension Benefit in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000.

The SERP is a non-qualified supplemental executive retirement plan intended to ensure a pension benefit that replaces a significant portion of the income of executives who are corporate officers of the Company. The maximum SERP benefit equals 2% of final average compensation times years of credited service (up to 30 years), reduced by the benefits payable under the Pension Plan and the Mirror Pension. A participant age 65 with 30 years of service would receive benefits from all three defined benefit plans equal to 60% of final average compensation. For executives hired by the Company after age 35 and therefore unable to earn the maximum benefit at age 65, the SERP provides an additional "past service benefit." The annual past service benefit equals 1% of the difference between final average compensation and annualized earnings at the time of joining the Company ("first year earnings") multiplied by the difference between the executive's age at date of hire and 35. Material terms of the SERP are similar to those of the Pension Plan except: (i) compensation is determined without regard to the IRS limits for qualified plans; (ii) the SERP benefit vests upon attainment of age 55 and completion of ten-years of service or attainment of age 65; (iii) vesting is accelerated upon a change-in-control; (iv) benefits may be forfeited for certain serious misconduct; (v) participants hired after age 35 are credited with additional "past service credit" equal to one year for each year by which the executive's age at date of hire exceeded 35. In addition, the normal form of benefit with respect to SERP benefits accrued and vested as of December 31, 2004 ("Grandfathered SERP Benefits") is a 15-year certain monthly annuity commencing at age 65 and participants may elect to receive an actuarially equivalent benefit in any of the optional forms of payment available under the Pension Plan or in a lump sum. SERP benefits accrued and vested after December 31, 2004 are subject to Internal Revenue Code Section 409A ("409A SERP Benefits"). The normal form of benefit, election of optional forms of benefit and time of commencement of the 409A SERP Benefit are linked to the Mirror Pension. Despite the normal form of benefit or a participant's optional form of benefit election, the Company will cash out the participant's Pre-409A SERP Benefit and/or the participant's 409A SERP Benefit in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000.

Messrs. Miller and Handley were hired by the Company after age 35 and will benefit from the past service benefit and past service credits under the SERP. The SERP benefit in the above

PROXY STATEMENT 2009    41

table includes past service benefits as follows: Mr. Miller, $150,630; and 5.16 years of past service credit; and Mr. Handley, $290,999 and 14.10 years of past service credit.

Mr. Bell is the only named executive officer who is currently eligible for early retirement under the Pension Plan, Mirror Pension and SERP. As a cash balance formula participant, Mr. Handley would be eligible to receive his vested benefits under the Pension Plan and Mirror Pension upon separation from service.

The American Jobs Creation Act of 2004 (the "Act") amended the Internal Revenue Code (the "Code") by adding Section 409A, which applies to "amounts deferred" after December 31, 2004 under non-qualified deferred compensation plans. As a result, the Company temporarily froze the accrual of benefits under both its Mirror Pension and SERP as of December 31, 2004. The freeze allowed amounts deferred prior to January 1, 2005 to continue to be governed by the law in effect prior to the addition of Code Section 409A. The Internal Revenue Service issued final regulations and other guidance with respect to Code Section 409A in 2005, 2006 and 2007. Both the Mirror Pension and SERP were amended in 2008 to rescind the freeze, to grant past service credit retroactive to January 1, 2005 and to otherwise conform the plan to 409A requirements.

The Company does not grant extra years of credited service under the Pension Plan or the Mirror Plan except as approved by its Board of Directors. Prior service credits have been approved by the Board in limited circumstances in connection with a business acquisition or merger, entry into plan participation by employees formerly participating in a union plan while employed with the Company and for employment with the Company before the Pension Plan was adopted in 1972. None of the named executive officers has been granted extra years of service under these plans. The SERP grants extra years of credited service for executive officers hired by the Company after age 35. Messrs. Miller and Handley have been granted extra years as noted above in the discussion of the SERP.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2008

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Douglas M. Baker, Jr. (PEO)	$137,500	$110,000	$(191,101)	0	$1,063,710
Steven L. Fritze (PFO)	$135,250	$ 29,480	$(304,259)	0	$1,545,146
James A. Miller	$ 30,500	$ 24,400	$ (44,152)	0	$ 287,935
Thomas W. Handley	$160,750	$ 22,920	$ 35,263	0	$ 965,638
Lawrence T. Bell	$ 23,900	$ 19,120	$(101,597)	0	$ 363,194

(1)
Contributions credited in 2008 include deferrals and match on base salary earned in 2008 and annual cash incentive earned in respect of 2007. Amounts reported for executive contributions and included in the aggregate balance at year-end include the following amounts which were reported as salary in 2008 in the Summary Compensation Table at page 33 and which were deferred by each named executive officer: Mr. Baker, $38,500; Mr. Fritze, $12,249; Mr. Miller, $9,750; Mr. Handley, $60,000; and Mr. Bell, $7,250. Amounts reported in the aggregate balance at last fiscal year end include the following amounts which were previously reported as compensation to the named executive officer in the Summary Compensation Table at page 33 and which were deferred in 2006, 2007 and 2008: Mr. Baker, $288,250; Mr. Fritze, $478,749; Mr. Miller, $66,750; Mr. Handley, $253,625; and Mr. Bell, $55,310.

The Mirror Savings Plan is a non-qualified mirror 401(k) deferred compensation excess plan which enables executives to obtain benefits of a tax-deferred savings and investment program without regard to limits on compensation and benefits imposed by the Code on the Company's tax-qualified deferred compensation plan. The plan is unfunded and does not protect the executive from insolvency of the Company.

42    PROXY STATEMENT 2009

Participants may defer up to 25% of base salary and annual cash incentive compensation for a calendar year (up to 100% of annual cash incentive compensation effective January 1, 2009). The Company credits a matching contribution equal to (i) 100% of the amount of the executive's deferrals that do not exceed 3% of covered compensation plus (ii) 50% of the executive's deferrals that exceed 3% but do not exceed 5% of the executive's covered compensation. An account is maintained on the Company's books in the name of each executive. The account is credited with phantom earnings at the same rate as earnings on externally managed investment funds available to participants of the Company's tax-qualified deferred compensation plan. An executive is allowed to elect the investment fund or funds that will apply and may change the election at any time; provided that (i) an executive officer is not permitted to elect the Company stock fund, and (ii) effective January 1, 2006, the Company discontinued making its matching contributions to the Company stock fund. The earnings rate applicable to each such investment fund for 2008 is as follows: Managed Income Fund, 3.75%; Fidelity Retirement Money Market Portfolio, 2.93%; Fidelity Government Income Fund, 11.01%; PIMCO Total Return Fund — Administrative Class, 4.56%; SsgA Target Retirement Income Fund — C, -13.01%; SsgA Target Retirement 2010 Fund — C, -16.87%; SsgA Target Retirement 2015 Fund — C, -22.29%; SsgA Target Retirement 2020 Fund — C, -25.34%; SsgA Target Retirement 2025 Fund — C, -28.16%; SsgA Target Retirement 2030 Fund — C, -31.02%; SsgA Target Retirement 2035 Fund — C, -33.72%; SsgA Target Retirement 2040 Fund — C, -33.77%; SsgA Target Retirement 2045 Fund — C, -33.67%; SsgA Target Retirement 2050 Fund — C, -33.62%; Fidelity Puritan® Fund, -29.16%; Spartan® U.S. Equity Index Fund, -37.03%; Harbor Capital Appreciation Fund — Administrative Class, -37.13%; Dodge & Cox Stock Fund, -43.31%; Spartan Extended Market Index Fund, -38.45%; Morgan Stanley Institutional Fund Trust: U.S. Small Cap Value Portfolio — Class I Shares, -26.99%; Hartford Small Company fund — HLSAI, -40.60%; Dodge & Cox International Stock Fund, -46.69%; and Ecolab Stock Fund, -30.26%. The following investment funds were discontinued as investment options under these plans during 2008: TCW Value Added Fund, (N/A-liquidated mid-year); Vanguard Explorer Fund — Admiral Class, -40.29%.

Participants, including the named executive officers, are always 100% vested in their deferred compensation account and are entitled to receive a distribution in cash upon termination, death or disability. The normal form of distribution with respect to the portion of the account attributable to contributions made before 2005 ("Grandfathered Mirror Savings Benefit") is a single lump sum, but an executive may elect to receive such portion of the account in the form of annual installments over a period not to exceed ten years. The portion of the executive's account attributable to contributions made after 2004 is subject to Internal Revenue Code Section 409A ("409A Mirror Savings Benefit"). The normal form of 409A Mirror Savings Benefit is a 10-Year Annual Installment payout commencing upon separation from service, provided that payment to a "specified employee" (corporate officers, including each of the named executive officers) may not commence earlier than six months after separation from service. Optional forms of benefits available to participants include 5-Year Annual Installments or Lump Sum. Participants were permitted to make a transition election as to an optional form of benefit for their 409A Mirror Savings Benefit before the end of 2008 as permitted under 409A regulations. Any subsequent change in optional form by a participant is subject to the "1-year/5-year rule" which requires that the change be made 12 months before separation from service and must not become effective for 12 months after the election is made (the 1-year rule), and the payment commencement date must be delayed for 5-years after separation from service (the 5-year rule). Despite the plan's normal form of benefit or a participant's election of an optional form of benefit, the Company will cash out the participant's Grandfathered Mirror Savings Benefit and/or the participant's 409A Mirror Savings Benefit in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed

PROXY STATEMENT 2009    43

$25,000. Deferrals may be withdrawn during employment only upon an unforeseeable emergency and are limited to the amount needed to satisfy such emergency. Company matching amounts are not available for such in-service withdrawal and are subject to forfeiture for certain serious misconduct.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company maintains certain plans, policies and practices covering named executive officers that will require it to provide incremental compensation upon certain types of terminations, including termination due to a change-in-control of the Company.

Overview — The following discussion describes additional amounts that the Company would pay or provide to a named executive officer or his or her beneficiaries as a result of termination of employment in each of the following situations: voluntary resignation, discharge for cause, discharge without cause, resignation due to constructive discharge, death or disability and change-in-control of the Company. For purposes of this discussion, estimated benefits are calculated as if the termination occurred on December 31, 2008 and that the value of a share of the Company's stock on that day was $35.15, the closing price on December 31, 2008, the last trading day of 2008.

As permitted by SEC rules, the following discussion and amounts do not include the payments and benefits that are not enhanced by the termination of employment or change-in-control. These payments and benefits are referred to hereafter in this discussion as "vested benefits" and include:

•
benefits accrued under the Company's tax-qualified Pension Plan and tax-qualified deferred compensation 401(k) plan in which all employees participate;

•
benefits provided under a retiree health and death benefits program in which all employees participate;

•
accrued vacation pay, health and life insurance plan continuation and other similar amounts payable when employment terminates under programs applicable to the Company's salaried employees generally;

•
payment of earned annual cash incentive payable if employed through the end of the year described at page 27;

•
benefits accrued under the Company's non-qualified mirror 401(k) deferred compensation plan described in connection with the Non-Qualified Deferred Compensation table at page 42;

•
benefits accrued that have become vested under the Company's non-qualified Mirror Pension and Supplemental Executive Retirement Plan ("SERP") described in connection with the Pension Benefits table at page 39;

•
stock options that have vested and become exercisable as described at page 37; and

•
shares of restricted stock that have vested as described at page 30.

Voluntary Resignation — The Company is not obligated to pay any amounts in addition to the named executive officer's vested benefits in the event of a voluntary termination of employment, unless the executive's age and years of service qualify for special provisions applicable for retirement under the plans described below.

44    PROXY STATEMENT 2009

•
Annual Cash Incentive — If termination is after age 55 and completion of at least three years of service, the executive would receive payment of a portion of the annual cash incentive under the Company's annual cash incentive program (Management Performance Incentive Plan or "MPIP" and Management Incentive Plan or "MIP") which is described in the Compensation Discussion and Analysis at page 27 and as part of the table entitled "Grants of Plan — Based Awards in 2008" at page 36 earned for the year that is proportionate to the portion of the performance period under the Plan that was completed prior to the termination of employment. The earned annual cash incentive payable to such an eligible executive officer for termination on December 31, 2008 would be the full amount of the actual annual cash incentive earned as reported as Non-Equity Incentive Plan Compensation column of the Summary Compensation Table at page 33.

•
Retiree Death Benefit — Elected corporate officers who terminate employment at or after (i) attaining age 55 and completing at least ten-years of service or (ii) attaining age 65 are covered by an executive retiree death benefit program. Under the program, the beneficiary of the retired executive is entitled to a death benefit equal to the lesser of (i) 200% of the executive's average compensation for the five consecutive years of employment preceding retirement which yields the highest average compensation, or (ii) $750,000.

•
Options — If termination is after age 55 and completion of at least three years of service, the executive would be entitled to accelerated vesting for options held at least six months and extended, post-retirement exercise period of five years (or the remaining term of the options, if shorter).

Mr. Bell is the only named executive officer who would have been entitled to such special retirement provisions as of December 31, 2008 as follows: $337,000 annual cash incentive; $750,000 retiree death benefit coverage; and 38,467 accelerated options at $0 value.

Discharge for Cause — The Company is not obligated to pay any amounts in addition to the named executive officer's vested benefits in the event of a termination of employment for cause. The executive's right to exercise vested options expires upon discharge for cause. Cause under the Company's stock incentive plans includes (a) deliberate injury or attempted injury related to the Company or any subsidiary, including dishonesty, fraud, misrepresentation, or embezzlement; (b) any unlawful or criminal activity of a serious nature; (c) any intentional and deliberate material breach of duty; or (d) material breach of any confidentiality or non-compete agreement.

An elected corporate officer with qualifying age and years of service would receive coverage under the retiree death benefit program described in the above section entitled "Voluntary Resignation."

Death or Disability — In the event of a termination as a result of death or disability, the named executive officer or his or her beneficiaries would be entitled to the following benefits in addition to his or her vested benefits.

  •
  Executive Long-Term Disability Benefits — An executive who becomes "disabled" will, following a 180-day elimination period, receive payments from the Company equal to 60% of his or her base salary and annual cash incentive, reduced by the benefit paid under the Company's insured long-term disability plan available to all full time employees (which is limited to $15,000 per month). Total disability benefits are limited to $35,000 per month. An executive is "disabled" during the first 18 months if he or she cannot earn at least 80% of his or her pre-disability compensation at his or her own occupation. After 18 months, the executive is "disabled" if he or she cannot earn at least 60% of his or her pre-disability compensation at any occupation for which he or she is

PROXY STATEMENT 2009    45

    qualified by training, education or experience. Benefits may continue until the executive reaches age 65; provided that if the disability begins at ages 60-64, benefits are payable for up to five years, if the disability begins at ages 65-68, benefits are payable until age 70, and if the disability begins at age 69 or later, benefits are payable for one year. Benefits are limited to 24 months if disability is a result of a disease or disorder of one of the following types: certain mental or nervous, neuromusculoskeletal, soft tissue, chronic fatigue syndrome and related conditions.

  •
  Executive Life Insurance — If the executive dies, his beneficiary will receive an insured basic executive death benefit equal to three times the executive's annual compensation for the year preceding the death, subject to a maximum benefit of $9,000,000. The basic executive death benefit which would have been payable to the beneficiaries of each of the named executive officers for a death as of December 31, 2008 would be as follows: Mr. Baker, $7,980,000; Mr. Fritze, $2,862,000; Mr. Miller, $2,460,000; Mr. Handley, $2,213,100; and Mr. Bell, $2,193,600. If the death is accidental, the beneficiary would receive an additional accidental death benefit amount equal to the basic executive death benefit, subject to a maximum of $6,000,000. If the executive's death occurs during travel on Company business, the benefit would be increased by three times the executive's annual compensation for the year preceding the death, subject to a maximum business travel benefit of $6,000,000.

  •
  Annual Cash Incentive — Payment of the annual cash incentive under the Company's annual cash incentive program (Management Performance Incentive Plan or "MPIP" and Management Incentive Plan or "MIP") which is described in the Compensation Discussion and Analysis at page 27 and as part of the table entitled "Grants of Plan — Based Awards For 2008" at page 36 earned for the year that is proportionate to the portion of the performance period under the Plan that was completed prior to the termination of employment. The earned annual cash incentive payable to each of the named executive officers for termination due to death or disability on December 31, 2008 would be the full amount of the actual annual cash incentive earned as reported as Non-Equity Incentive Plan Compensation column of the Summary Compensation Table at page 33.

  •
  Executive Financial Counseling — The Company's Executive Financial Counseling Plan pays for financial, investment, tax and estate planning, tax preparation and tax audit assistance. The benefits are available through the end of the calendar year following the calendar year in which the executive's death or disability occurs, with a maximum annual benefit equal to 5% for the principal executive officer's, and 3% for each of the other named executive officer's, rate of annual base compensation as of the first day of the year, which in the case of the named executive officers would be as follows: Mr. Baker, $50,000; Mr. Fritze, $14,250; Mr. Miller, $12,750; Mr. Handley, $12,000; and Mr. Bell, $11,250.

  •
  Options — If employment terminates as a result of death or disability, the vesting of options is accelerated and the post-death/disability exercise period is extended to five years (or the remaining term of the options, if shorter). Accelerated vesting for each of the named executive officers would be as follows: Mr. Baker 725,367 shares at $0 value; Mr. Fritze, 196,534 shares at $0 value; Mr. Miller, 121,767 shares at $0 value; Mr. Handley, 121,467 shares at $0 value; and Mr. Bell, 98,167 shares at $0 value.

Discharge Not for Cause; Resignation Due to Constructive Discharge — The Company negotiates severance arrangements on a case-by-case basis if an executive's employment is terminated involuntarily without cause or if the executive resigns as a result of a constructive

46    PROXY STATEMENT 2009

discharge. Any such negotiated settlement would require the named executive officer to sign a general release and waiver of claims against the Company and would typically require compliance with confidentiality and non-compete restrictions. Payment of such severance will generally be made in equal installments over regular payroll periods. For purposes of this disclosure, such a negotiated severance is estimated to include payment of up to two years base salary and target annual cash incentive for each of the named executive officers, as follows: Mr. Baker, $4,200,000; Mr. Fritze, $1,615,000; Mr. Miller, $1,445,000; Mr. Handley, $1,360,000; and Mr. Bell, $1,200,000.

At the discretion of the Compensation Committee, the vesting of options may be accelerated or extended and the exercise period extended. However, no option may remain exercisable or continue to vest for more than two years beyond the date such option would have terminated if not for the Compensation Committee's action, or beyond its expiration date, whichever first occurs.

In addition, if the executive's position, age and years of service qualify at time of termination, the executive would receive benefits under the same special provisions applicable for retirement as are described in the section entitled voluntary resignation above. As noted in that section, Mr. Bell is the only named executive officer who would have been entitled to such special retirement provisions as of December 31, 2008.

Change-in-Control — The Company maintains a Change-in-Control Severance Compensation Policy (the "Policy") which applies to elected officers (other than assistant officers) of the Company, including each named executive officer listed in the Summary Compensation Table at page 33. The Board of Directors may terminate the Policy after two years' advance notice except that the Policy may not be terminated within two years after a change-in-control has occurred.

The Policy entitles the officer to a severance payment if, within two years following a change-in-control, the officer's employment with the Company is terminated without Just Cause (as defined in the Policy) or the officer voluntarily terminates employment for Good Reason (as defined in the Policy). The severance payment is paid in a lump sum equal to the sum of (i) two times the sum of the officer's base salary plus target annual cash incentive; plus (ii) a pro-rated portion of the target annual cash incentive for the year of termination. The officer also is entitled to payment of reasonable outplacement service fees up to 20% of base salary and continuation, for up to 18 months, of medical and dental health coverage at the cost the officer paid prior to termination of employment. The Policy does not provide a gross-up for the 280G excise tax. However, the Policy does provide for a reduction of payments if the Policy results in higher after-tax income to participant due to 280G excise tax. As a condition of the payment of such benefits, the officer must release the Company from employment-related claims.

The Company's non-qualified Mirror Pension and Supplemental Executive Retirement Plan discussed under the section entitled Pension Benefits For 2008 at page 39 provide that the interests of participants shall vest and become non-forfeitable upon a change-in-control of the Company. Each named executive officer listed in the Summary Compensation Table at page 33 participates in such deferred compensation plans.

Under the terms of the Company's stock incentive plans, upon a change-in-control the vesting for options held at least six months would be accelerated (but no extended exercise period).

For purposes of the Policy, the deferred compensation plans and the stock incentive plans, the term "change-in-control" has the same meaning given it in the discussion found on page 35 at footnote (1) under the table "Grants of Plan-Based Awards For 2008."

PROXY STATEMENT 2009    47

The table below summarizes the additional payments the Company would be obligated to make if a qualifying termination due to a change-in-control occurred on December 31, 2008.

	Severance Payments					Equity Awards (B) Accelerated Portion of Stock Options
Name and Principal Position	Cash Lump Sum	Accelerated Portion of Pension(1)	Outplacement Service Fees	Health Insurance Premiums	(A) Total Severance Payments			Total Potential Value(2)
						Number(3)	Value(4)

Douglas M. Baker, Jr.	$5,300,000	$1,083,399	$200,000	$16,483	$6,599,882	304,367	0	$6,599,882
Steven L. Fritze	$1,947,500	$757,192	$ 95,000	$16,483	$2,816,175	81,834	0	$2,816,175
James A. Miller	$1,742,500	$379,116	$85,000	$16,483	$2,223,099	52,967	0	$2,223,099
Thomas W. Handley	$1,640,000	$472,658	$80,000	$16,483	$2,209,141	48,067	0	$2,209,141
Lawrence T. Bell	$1,425,000	$0	$75,000	$8,044	$1,508,044	38,467	0	$1,508,044

(1)
Represents that portion of the actuarial present value of accumulated pension benefits reported in the Pension Benefits For 2008 table at page 39 which would become payable upon a change-in-control as a result of acceleration of vesting.

(2)
Represents the sum of amounts in Column (A) Total Severance Payouts and (B) Accelerated Portion of Stock Options.

(3)
Total number of unvested options held longer than six months as of December 31, 2008.

(4)
Represents the difference between the closing price of our Common Stock as of December 31, 2008 ($35.15) and the exercise price of each option. All options may be exercised at any time during the three months (or five years if retirement eligible) after employment after the change-in-control, but not beyond the original ten-year term of the option.

48    PROXY STATEMENT 2009

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written Charter and the functions of the Committee are described under the heading "Board Committees — Audit Committee" beginning at page 9 hereof. The Audit Committee's Charter recognizes that (i) it is the responsibility of management to prepare the Company's financial statements in accordance with Accounting Principles Generally Accepted in the United States of America and to maintain an effective system of financial control; and (ii) it is the responsibility of the independent auditors to plan and conduct the annual audit and express their opinion on the consolidated financial statements in accordance with professional standards. As recognized in the Charter, the Committee's responsibilities include overseeing the work of the participants in the financial reporting and control process.

In this context, the Audit Committee has (i) reviewed and discussed the audited consolidated financial statements of the Company as of December 31, 2008 and for the year then ended (the "Financial Statements") with management which has represented that the Financial Statements were prepared in accordance with Accounting Principles Generally Accepted in the United States of America, (ii) discussed the Financial Statements with PricewaterhouseCoopers LLP (our independent registered public accounting firm), including the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380, "Communications with Audit Committees," and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence. The Committee has also considered whether PricewaterhouseCoopers LLP's provision of non-audit services as described below under the heading "Audit Fees" is compatible with maintaining PricewaterhouseCoopers LLP's independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Dated: February 27 , 2009	Richard U. De Schutter Joel W. Johnson	Robert L. Lumpkins John J. Zillmer

PROXY STATEMENT 2009    49

AUDIT FEES

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP ("PwC") for the years ended December 31, 2008 and 2007.

Fee Category	2008	2007

Audit Fees(1)	$6,173,000	$4,801,000
Audit-related Fees(2)	$ 595,000	$ 237,000
Tax Fees(3)	$ 56,000	$ 77,000
All Other Fees(4)	$ 0	$ 0

(1)
Fees and expenses paid to PwC for: (i) annual audit (annual audit and quarterly reviews of the consolidated financial statements required to be performed in accordance with generally accepted auditing standards); (ii) 404 attestation services (attestation services relating to the report on the Company's internal controls as specified in Section 404 of Sarbanes-Oxley Act — the aggregate fees and expenses for these services were $1,050,000 in 2008 and $997,000 in 2007); (iii) statutory audits (statutory audits or financial audits and related tax services and accounting consultations for subsidiaries or affiliates required to be performed in accordance with local regulations); (iv) regulatory financial filings (services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents); and (v) consultations on accounting and disclosure matters (consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting bodies).

(2)
Fees and expenses paid to PwC for: (i) agreed-upon procedures (agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory matters); and (ii) financial statement audits of pension and other employee benefit plans in select international locations.

(3)
Fees and expenses paid to PwC for: (i) U.S. federal, state and local tax compliance (preparation and/or review of tax returns including sales and use tax, excise tax, income tax and property tax, as well as, consultation regarding applicable handling of items for tax returns, required disclosures, elections and filing positions available to the Company); (ii) U.S. federal, state and local tax advice (assistance with tax audits, technical interpretations, applicable laws and regulations, tax advice on mergers, acquisitions and restructurings); (iii) international non-U.S. tax compliance (preparation and review of income, local, VAT, and GST tax returns or other tax filings, required disclosures, elections and filing positions available to the Company); (iv) international non-U.S. tax advice (assistance with tax examinations (but not legal or other representation in tax courts or agencies), advice on various matters including foreign tax credit, foreign income tax, tax accounting, foreign earnings and profits, U.S. treatment of foreign subsidiary income, VAT, GST, excise tax or equivalent taxes in the jurisdiction, and tax advice on restructurings, mergers, and acquisitions); (v) transfer pricing (advice and assistance with respect to transfer pricing matters, including preparation of reports used by the Company to comply with taxing authority documentation requirements regarding royalties and inter-company pricing and assistance with tax exemptions); and (vi) expatriate tax services (preparation of individual income tax returns, advice on impact of changes in local tax laws and consequences of changes in compensation programs or practices). PwC is not authorized to provide expatriate tax services for the 2008 tax year.

(4)
This category includes all fees paid to PwC that must be disclosed and are appropriately not included in the Audit, Audit-Related and Tax categories. No such fees were incurred for the years ended December 31, 2008 and 2007. No fees in this category relate to engagements for which the pre-approval requirement was waived under the de minimus exception.

All of the professional services provided by PwC in 2008 and 2007 were approved or pre-approved in accordance with policies of the Audit Committee and the Company. The Audit Committee has pre-approved projects for certain permissible non-audit services. Under the policy, requests for pre-approvals of permissible non-audit services must be accompanied by detailed documentation regarding specific services to be provided. The policy specifies that:

  •
  annual pre-approval of the audit engagement (including internal control attestation) is required;

  •
  the independent auditor may not provide prohibited services;

  •
  annual pre-approval is provided for employee benefit plan audits and special audits, as well as other attestation services;

  •
  management and the independent auditors report to the Committee at each meeting on all non-audit service projects and related fees;

50    PROXY STATEMENT 2009

  •
  all services and fees are reviewed annually; and

  •
  the Committee Chair has been delegated authority to approve specific permissible non-audit service projects and fees to ensure timely handling of unexpected matters.

Examples of permissible non-audit services under the policy include: (i) merger/acquisition due diligence services; (ii) attest services; (iii) tax compliance, filings and returns; and (iv) tax planning services, provided that such services are limited to projects having "known or accepted" outcomes.

PROPOSAL TO RATIFY APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC") as independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2009 and to perform other appropriate services. Representatives of PwC are expected to be present at our Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

PwC has provided professional services to the Company in 2008, the aggregate fees and expenses of which are reported at page 50.

Board of Directors' Recommendation — The Board of Directors recommends that the Stockholders vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm. Under the laws of the State of Delaware, stockholder ratification of the appointment of our independent registered public accounting firm is not required. However, the Board deems it advisable to submit the appointment of PwC for stockholder consideration and ratification. If the appointment of PwC is not ratified, the Audit Committee will reconsider the matter, but will not be required to change its decision to appoint PwC as independent registered public accounting firm. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP.

PROPOSAL TO RE-APPROVE THE ECOLAB INC. MANAGEMENT
PERFORMANCE INCENTIVE PLAN, AS AMENDED

Introduction — The Company is submitting the Ecolab Inc. Management Performance Incentive Plan, as amended (the "Performance Plan") for re-approval at the Annual Meeting. The Performance Plan is intended to assist the Company in attracting and retaining key executives by focusing such executives on pre-established, objective performance goals and by providing them the opportunity to earn financial rewards based on the achievement of such goals. The Company has maintained the Performance Plan and similar, stockholder-approved, performance-based bonus plans continuously since 1994.

Stockholder approval of the Performance Plan at the Annual Meeting will allow performance-based bonuses paid under the plan to continue to qualify for an exemption from the deduction limitations imposed by Section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits a publicly traded company from deducting certain executive compensation in excess of $1,000,000 per year unless, among other things, the compensation is paid under a stockholder-approved plan containing objective performance criteria. If the Performance Plan is not approved, no Awards will be paid under the Plan for any periods after 2008.

PROXY STATEMENT 2009    51

Currently, Section 162(m) and related regulations require that stockholders re-approve the material terms of the performance criteria every five years in order to continue to qualify for the exemption. As the Performance Plan was last approved by the Board of Directors on February 28, 2004 and by the Company's stockholders on May 7, 2004, it is now being submitted for re-approval at the Annual Meeting.

The major features of the Performance Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Performance Plan, a copy of which may be obtained from the Company. A copy of the Performance Plan has also been filed electronically with the Securities and Exchange Commission as an appendix to this Proxy Statement, and is available through the SEC's website at http://idea.sec.gov.

Summary of the Performance Plan — Awards granted under the Performance Plan will provide for a cash payment to be made to participants solely on account of the attainment of one or more pre-established, objective Performance Goals. Each Performance Goal will consist of Performance Criteria, which will be one or more objectively determinable measures related to individual, business unit or Company performance, and a Performance Target which is the level at which the relevant Performance Criteria must be achieved for purposes of determining whether a cash payment is to be made under an award. For purposes of the Performance Plan, the committee administering the plan may choose Performance Criteria from among one or more of the following measures:

  •
  Diluted Earnings Per Share ("EPS") which is net income or loss per share, diluted, as reported in the Company's audited year-end consolidated statement of income for the Plan Year ("Income Statement");

  •
  Operating Income as reported or included in the Income Statement;

  •
  Net Sales as reported or included in the Income Statement;

  •
  Days Sales Outstanding ("DSO") which is the 12 point average of month-end DSO based on monthly performance for days sales invested in accounts receivable;

  •
  Capital Expenditures as reported or included in the Company's year-end audited consolidated statement of cash flows for the Plan Year;

  •
  Inventory Days on Hand ("DOH") which is the average of 12 month-end DOH numbers based on month-end inventory and divided by monthly cost of goods;

  •
  Controllable Expenses which are those expenses under the control of the Participant;

  •
  Return on Beginning Equity which is net income divided by beginning of the year "shareholder's equity" as reported or included in the Company's year-end audited balance sheet for the Plan Year; and

  •
  Return on Net Assets which is (x) Operating Income less income taxes at the applicable rate divided by (y) total assets, less cash and cash equivalents, investments in securities and non-interest bearing liabilities as reported or included in the Company's year-end audited financial statements for the Plan Year.

Except for EPS (which applies to the consolidated Company) the measurements may be applied to the Company or, by allocation, to any division or unit thereof.

The Performance Plan is administered by a committee (the "Committee") appointed by the Board of Directors consisting of two or more members, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee has the authority to:

  •
  select the participants under the Performance Plan;

52    PROXY STATEMENT 2009

  •
  establish the terms of the awards;

  •
  determine the time or times when awards will be granted; and

  •
  establish restrictions and other conditions of the awards.

The Committee does not have the authority to amend or modify the terms of outstanding awards, but shall appropriately adjust any evaluation of performance under the Performance Criteria to reflect the impact of certain extraordinary events so that the Performance Goals following such event are substantially the same as prior to the event. In all events, the Committee may reduce or eliminate the compensation or other economic benefit due pursuant to an award.

All executive officers of the Company (within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934) are eligible to participate in the Performance Plan. Currently, the Company has 14 executive officers, although historically only one to six have been selected to participate by the Committee in a Plan year. Participants in the Performance Plan will be those eligible executive officers who are selected by the Committee to receive awards for a Plan Year, or if the executive officer is appointed or hired during the Plan Year, for a portion of the Plan Year.

Not later than 90 days after the commencement of a Plan Year (or such earlier date, as may be required by Section 162(m) of the Code), the Committee will determine in writing for each participant the Performance Goal(s) for the participant, including in each case one or more of the Performance Criteria and the Performance Target for each Performance Criteria, the relative weight assigned to each Performance Goal and the cash award to be received by the participant to the extent such Performance Goals are achieved. The cash award will be expressed as a percentage of the participant's base salary for the Plan Year. In no event, however, may a participant receive more than $5 million pursuant to an award for any Plan Year.

An individual who is first appointed or hired as an executive officer after the inception of the Plan Year may be selected as a participant by the Committee. In that case, the Executive Officer will be assigned (within the time periods permitted by Section 162(m) of the Code) Performance Goals and cash award targets expressed as a percentage of base salary for the portion of the Plan Year for which the individual is a participant in the Performance Plan.

As soon as practicable after the end of the Plan Year, and after the Committee has received the appropriate financial and other data, the Committee will, for each participant, certify in writing the extent to which the applicable Performance Goals for the participant have been met and the corresponding amount of the award earned by the participant. Payment of each award in a cash lump sum, less applicable withholding taxes, will be made as soon as practicable thereafter.

In the event of a participant's termination of employment during a Plan Year, the Committee may (after completion of the Plan Year) cause the payment of all, or a portion of, the amount earned according to the terms of the award pro rated for the portion of the Plan Year through the participant's termination.

For the Plan Year ending December 31, 2009, the Compensation Committee of the Company's Board of Directors has selected each of the named executive officers appearing in the Summary Compensation Table at page 33 and three additional executive officers as the participants.

The actual amount payable to each of the foregoing is currently not determinable, as it will depend upon performance relative to the Performance Criteria during 2009, and is subject to

PROXY STATEMENT 2009    53

the Committee's authority to further reduce the ultimate payment in its discretion. For information regarding awards made in respect of fiscal 2008 under the Performance Plan to the named executive officers, see "Executive Compensation — Summary Compensation Table" at page 33. The total amount of the awards made as a group in respect of fiscal 2008 under the Performance Plan to the named executive officers and the three additional executive officers (if the three had been named as participants in respect of fiscal 2008 under the Performance Plan) was $3,550,000.

In the event of a participant's termination of employment during a Plan Year, the Committee may (after completion of the Plan Year) cause the payment of all, or a portion of, the amount earned according to the terms of the award pro rated for the portion of the Plan Year through the participant's termination.

Nothing in the Performance Plan modifies, rescinds or creates any future limitation on the Company's power or authority to adopt such additional or other compensation arrangements as the Board of Directors or a Committee thereof may deem necessary or appropriate.

The Performance Plan will remain in effect through and including the Plan Year ending December 31, 2013. However, the Board of Directors may suspend or terminate the Performance Plan or any portion at any time and may amend the Performance Plan in any respect that the Board may deem to be in the best interests of the Company, provided that no amendment shall be effective without the approval of the stockholders of the Company if such approval of the amendment is then required for the Performance Plan to continue to qualify as a performance-based compensation plan pursuant to Section 162(m) of the Code.

Board of Directors' Recommendation — The Board of Directors recommends that the stockholders vote FOR approval of the Performance Plan. In the event the Performance Plan is not approved by the stockholders, the Board will not continue the Performance Plan for fiscal 2009. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the Performance Plan.

STOCKHOLDER PROPOSAL TO ELIMINATE CLASSIFICATION OF TERMS OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that you vote AGAINST the stockholder proposal set forth below.

Stockholder Proposal

The owner of 248 shares of our Common Stock has notified the Company that he intends to present the following resolution at the Annual Meeting. In accordance with rules of the Securities and Exchange Commission, the text of the proponent's resolution and supporting statement is printed verbatim from his submission. The Company will provide the name and address of the proponent of the stockholder proposal promptly upon oral or written request for such information. Requests may be sent to the Corporate Secretary, Ecolab Inc., 370 North Wabasha North, St. Paul, Minnesota 55102, or by e-mail at investor.info@ecolab.com.

RESOLUTION:    That the shareholders of ECOLAB INC. request its Board of Directors to take the steps necessary to eliminate classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT:    In the last annual meeting, 46.32% of the shares worth $4,427,052,328.00 on the date of the meeting were voted in favor of this proposal. The unmarked proxies voted by management defeated it.

54    PROXY STATEMENT 2009

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

Xcel Energy Inc., Devon Energy Corporation, ConocoPhillips, ONEOK, Inc. CenterPoint Energy, Inc., Hess Corporation have adopted this practice and it has been approved by the shareholders at CH Energy Group, Inc., Central Vermont Public Service Corporation, Black Hills Corporation, Spectra Energy Corp., and several others, upon presentation of a similar resolution by the proponent during 2008. The proponent is a professional investor who has studied this issue carefully.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania's Wharton School titled "Corporate Governance and Equity Prices" (Quarterly Journal of Economics, February 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote "FOR" this proposal.

Board of Directors' Recommendation

All of the members of our Board of Directors recommend that you vote AGAINST this proposal. The Board believes that this proposal is not in the best interests of Ecolab and our stockholders and opposes the proposal for the reasons discussed below.

Ecolab's directors, serving under a classified board structure, have served the stockholders very well. Our Board has carefully considered this proposal and the arguments for and against a classified board. We have concluded that our classified board structure continues to be in the best interests of Ecolab and our stockholders.

A similar proposal to de-classify our Board was presented to our stockholders and defeated at last year's annual meeting. The proponent in his statement in support of the proposal claims that "[t]he unmarked proxies voted by management defeated [the prior year's proposal]". We believe that this statement is misleading. The statement misleads Ecolab stockholders by concluding that the only reason the prior proposal was defeated at the 2008 Annual Meeting was because of management's voting of unmarked proxies. The proponent has no factual basis

PROXY STATEMENT 2009    55

for the statement. The number of unmarked proxies voted by management was not publicly reported and is unknown to our management, but may be presumed to be nominal due to the composition of our stockholder base made up largely of institutional investors, which in almost all cases mark their proxies. Additionally, the statement misleads Ecolab's stockholders into believing that the stockholders submitting those unmarked proxies would have marked their proxy cards to be voted in favor of the prior proposal if they had known that management would vote unmarked proxies against the prior proposal. The proponent's implication is contrary to the express disclosure contained in the proxy statement and proxy card for the 2008 Annual Meeting which provided that unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST approval for the stockholder proposal to eliminate classification of terms of the Board of Directors.

As we explained in last year's proxy statement, we still believe that the classified board continues to be in the best interest of Ecolab and our stockholders.

Ecolab's Combination of Superior Performance and Strong Business Ethics.    The proponent cites a 2003 study which links corporate governance and company performance as an argument to change Ecolab's current board structure. Ecolab has demonstrated both superior performance and high business ethics including strong corporate governance practices.

  •
  Since 1983, the year our stockholders approved the current classified board structure, through year-end 2008, Ecolab's stock price increased 1,692% compared to a 448% increase in the S&P 500 Index.

  •
  For the ten-year period 1999 through 2008, Ecolab's stock price has appreciated 94.3% versus the S&P 500's -26.5% decline. (Both performance periods reflect cumulative price appreciation, excluding dividends.)

More recent history also demonstrates Ecolab's strong performance.

  •
  In 2008, net sales increased 12% to $6.1 billion, cash flow from operating activities was $753 million and operating income was a record $713 million.

  •
  For the five-year period from 2004 through 2008, Ecolab's net sales have increased 63.2% and diluted earnings per share have increased 81.8%.

  •
  We have increased our annual dividend rate for 17 consecutive years and paid dividends for 72 consecutive years.

  •
  Our share performance has exceeded the S&P 500 in each of the last five years and in 15 of the last 18 years.

Ecolab's commitment to strong business ethics is illustrated by the recognitions it has received. In addition to the numerous accolades Ecolab has received over the years for the way it conducts business, in 2008 Ecolab received the following recognitions:

  •
  Ecolab earned fifth place on "America's Best Big Companies Honor Roll." The honor roll recognizes only 16 companies that have consistently appeared on Forbes magazine's annual list of the 400 best big companies in America — also known as the Forbes Platinum 400 since its inception in 1999.

  •
  For the second consecutive year, Ecolab was named one of the "World's Most Ethical Companies" by Ethisphere magazine. The list is composed of companies that use ethical leadership as a purposeful method to drive profits and growth.

  •
  Ecolab was also named one of the Top 50 Most Military-Friendly Employers in the United States by G.I. Jobs magazine. The foundational criteria includes the strength of company

56    PROXY STATEMENT 2009

    military recruiting efforts, the percentage of new hires with prior military service, and company policies toward National Guard and reserve service. We are extremely pleased to receive recognition for our recruitment efforts.

Classified Board Enhances Stockholder Value in the Event of an Unsolicited Acquisition Offer.    The current board structure reduces the vulnerability of Ecolab to potentially unfair and abusive takeover tactics and encourages potential acquirers to negotiate with our Board. Our classified board structure does not preclude unsolicited acquisition proposals. However, by eliminating the threat of imminent removal, it allows the directors to maximize the value of a potential acquisition by giving Ecolab time and bargaining leverage to evaluate and negotiate the adequacy and fairness of any takeover proposal and to consider alternatives, including the continued operation of the Company's business.

Ecolab Directors Accountable to Stockholders.    All directors are required to uphold their fiduciary duties to our stockholders, regardless of how often they stand for election. Additionally, any director, or the entire Board, may be removed from office at any time if there is "cause" for the removal. As a result, the stability and continuity benefits of a classified board do not require any sacrifices to director accountability.

Stockholders should be aware that the approval of the proposal would not declassify the Board. Consistent with its fiduciary duties, the Board would reconsider its position with respect to the classified board structure if stockholders voted in favor of the proposal. However, such a vote will not necessarily cause the Board to alter its position. To declassify the Board, the Board would need to propose to the stockholders an amendment to the relevant section of the Company's certificate of incorporation, following which the approval of a majority of the outstanding shares of common stock would be required to approve the proposed amendment.

The Board of Directors recommends that you vote AGAINST this proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST the stockholder proposal.

OTHER MATTERS

Proxy Solicitation Costs — We will bear the cost of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks or other nominees for forwarding proxy material to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, the Internet or personally. We have retained Georgeson Inc., 199 Water Street, 26th Floor, New York NY 10038, to aid in the solicitation of proxies for a fee of $12,000 plus expenses. Proxies may also be solicited by certain directors, officers and employees of the Company without extra compensation.

Section 16(a) Beneficial Ownership Reporting Compliance — Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports on ownership of Company securities and changes in reported ownership. Executive officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2008 the Company's executive officers, directors and greater than ten percent owners timely filed all reports they were required to file

PROXY STATEMENT 2009    57

under Section 16(a), except that (i) Henkel AG & Co. KGaA was late in filing one Form 4 report covering a single transaction and Henkel Corporation was late in filing one Form 4 report covering a total of two transactions; and (ii) Jerry W. Levin was one day late in filing one Form 4 report covering Ecolab stock units credited to his account on December 31, 2008.

Householding Information — Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy soliciting material. This means that you and other holders of our Common Stock in your household may not receive separate copies of the Company's Proxy Statement or Annual Report. We will promptly deliver an additional copy of either document to any stockholder upon request to: Corporate Secretary, Ecolab Inc., 370 Wabasha Street North, Saint Paul, MN 55102; telephone (651) 293-2233; or e-mail investor.info@ecolab.com. If you desire to reduce the number of copies mailed to your household, please contact your bank or broker.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 8, 2009 — The Notice of 2009 Annual Meeting, Proxy Statement and Annual Report to Stockholders of Ecolab Inc. are available at www.edocumentview.com/ecl.

Voting by Plan Participants — Generally, you will receive only one notice, proxy card or voting instruction form covering all the shares you hold:

  •
  in your own name;

  •
  in the Dividend Reinvestment Plan sponsored by Computershare Investor Services, LLC, if any; and

  •
  if you are employed by Ecolab in the United States, Puerto Rico, or Canada,

  •
  in the Ecolab Savings Plan and ESOP*; plus

  •
  in the Ecolab Stock Purchase Plan administered by Computershare Limited or the Ecolab Canada Share Purchase Plan administered by Fastrak Systems, Inc.

  *If you participate in the Ecolab Savings Plan and ESOP (the "Plan"), you are entitled to direct Fidelity Management Trust Company (the "Trustee") to vote (or not to vote) the equivalent number of shares of Common Stock credited to your Plan account. Your proxy card will serve as a voting instruction to the Trustee and if your instructions are timely received, the Trustee will follow your voting instructions. If you do not timely submit your voting instructions, the Trustee will vote your Plan shares in the same proportion as to each respective proposal as the shares for which voting instructions have been received from other Plan participants. To allow sufficient time for voting of your shares by the Trustee, your voting instructions should be received by May 5, 2009 to ensure tabulation.

If you hold Ecolab shares through any other Ecolab plans, you will receive voting instructions from that plan's administrator.

By Order of the Board of Directors

March 23, 2009	Lawrence T. Bell General Counsel and Secretary

58    PROXY STATEMENT 2009

APPENDIX A

DIRECTIONS TO THE ECOLAB ANNUAL MEETING

The Ordway Center for the Performing Arts is located in downtown Saint Paul at 345 Washington Street, directly across from The Saint Paul Hotel on Rice Park. There are numerous parking ramps and parking meters within easy walking distance. The closest parking ramps are located at the RiverCentre, Lawson Commons, Kellogg Street Ramp, and Landmark Towers.

PROXY STATEMENT 2009    A-1

Worldwide Headquarters 370 Wabasha Street N St. Paul, MN 55102 www.ecolab.com

<STOCK#> 123456 C0123456789 12345 C 1234567890 0 2 1 0 2 6 MR ANDREW SAMPLE 1234 AMERICA DRIVE ANYWHERE, IL 60661 www.envisionreports.com/ECL Step 1: Go to www.envisionreports.com/ECL to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Annual Meeting Notice — Ecolab Inc. 010E5D IMPORTANT ANNUAL STOCKHOLDERS’ MEETING INFORMATION — YOUR VOTE COUNTS! + + Important Notice Regarding the Availability of Proxy Materials for the Ecolab Inc. Stockholder Meeting to be Held on May 8, 2009 Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for Ecolab Inc.’s annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy of the proxy materials. The items to be voted on and location of the annual meeting are described on the reverse side. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 24, 2009 to facilitate timely delivery.

94 94 94 35E = parking 35E 10th Street Exit 11th St 10th St 7th St 6th St 5th St 4th St Kellogg Mississippi River from the West Side from Minneapolis Macy’s Wells Fargo Place Children’s Museum MN History Center State Capitol Saint Paul Hotel Lawson Landmark Center Travelers Rice Park Science Museum RiverCentre Xcel Center Ordway Center Crowne Plaza Exchange St St. Peter Street Wabasha Street Cedar Street 5th Street Exit Kellogg Blvd Exit Ecolab Directions to the Ecolab Annual Meeting The Ordway Center for the Performing Arts is located in downtown Saint Paul at 345 Washington Street, directly across from The Saint Paul Hotel on Rice Park. There are numerous parking ramps and parking meters within easy walking distance. The closest parking ramps are located at the RiverCentre, Lawson Commons, Kellogg Street Ramp, and Landmark Towers. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials. Internet – Go to www.envisionreports.com/ECL. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials Ecolab” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 24, 2009. Stockholder Meeting Notice Ecolab Inc.’s Annual Meeting of Stockholders will be held at 10:00 a.m. on May 8, 2009 in The McKnight Theatre of the Ordway Center for the Performing Arts, 345 Washington Street, Saint Paul, Minnesota 55102. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all the nominees listed and FOR proposals 2 and 3. 1. Election of Directors: Leslie S. Biller, Jerry A. Grundhofer, John J. Zillmer 2. Ratify appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm. 3. Re-approve the Ecolab Inc. Management Performance Incentive Plan. The Board of Directors recommends that you vote AGAINST proposal 4. 4. Stockholder proposal to eliminate classification of terms of the Board of Directors. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 010E5D

<STOCK#> 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C123456789 C 1234567890 J N T 0 2 1 0 2 6 1 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 010E3E 1 U PX + Annual Meeting Proxy Card — Ecolab Inc. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items 01 - Leslie S. Biller 02 - Jerry A. Grundhofer 03 - John J. Zillmer 1. Election of Class II Directors: 2. Ratify appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm. For Against Abstain 4. Stockholder proposal to eliminate classification of terms of the Board of Directors. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. For Against Abstain For Against Abstain For Against Abstain The Board of Directors recommends a vote AGAINST Proposal 4. Proposals — You must sign the card below for your vote to be tabulated. A The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 3. Re-approve the Ecolab Inc. Management Performance Incentive Plan. For Against Abstain For Against Abstain [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 8, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ECL • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ECOLAB INC. ANNUAL MEETING OF STOCKHOLDERS MAY 8, 2009 The undersigned hereby appoints Douglas M. Baker, Jr., Lawrence T. Bell and Michael C. McCormick, and each of them, with power of substitution to each as proxies to represent the undersigned at the Annual Meeting of Stockholders of Ecolab Inc., to be held in St. Paul, Minnesota, at the Ordway Center for the Performing Arts at 10:00 a.m. on Friday, May 8, 2009 and at any adjournment(s) thereof, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting as directed on the reverse side with respect to the proposals as set forth in the Proxy Statement, and in their discretion, upon any other matters that may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations as indicated on the reverse side. The tabulator cannot vote your shares unless you sign and return this card, or you use the telephone or Internet voting services. Proxy — Ecolab Inc. Directions to the Ecolab Annual Meeting The Ordway Center for the Performing Arts is located in downtown Saint Paul at 345 Washington Street, directly across from The Saint Paul Hotel on Rice Park. There are numerous parking ramps and parking meters within easy walking distance. The closest parking ramps are located at the RiverCentre, Lawson Commons, Kellogg Street Ramp, and Landmark Towers. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

ECOLAB INC.

MANAGEMENT PERFORMANCE INCENTIVE PLAN

(as amended and restated on February 27, 2009)

1.             Purpose of Plan.

The purpose of the Ecolab Inc. Management Performance Incentive Plan, as amended (the “Plan”) is to advance the interests of Ecolab Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain key executives of outstanding ability, by focusing such key executives on pre-established, objective performance goals and by providing such key executives with opportunities to earn financial rewards based on the achievement of such performance goals. The Plan is intended to constitute a qualified performance-based compensation plan under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”) and shall be administered and interpreted so as to ensure such compliance. In addition, the Plan is intended to be exempt from the requirements of Section 409A of the Code by reason of the short term deferral exception under Treas. Reg. Sec. 1.409A-1(b)(4).

2.             Definitions.

For the purposes of the Plan, the following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1          “Award” means a right granted to a Participant pursuant to Section 5 of the Plan to receive a cash payment from the Company (or a Subsidiary) based upon the extent to which the Participant’s Performance Goal(s) are achieved during the relevant Performance Period and subject to the Committee’s discretion pursuant to Section 3.1.

2.2          “Board” means the Board of Directors of the Company.

2.3          “Code” is defined in Section 1 of the Plan.

2.4          “Committee” is defined in Section 3 of the Plan.

2.5          “Company” is defined in Section 1 of the Plan.

2.6          “Covered Employee” means an individual who with respect to a Performance Period is a “covered employee” within the meaning of Section 162(m)(3) of the Code.

2.7          “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, a determination by the Committee that the Participant is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

2.8          “Executive Officer” means an executive officer of the Company within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

2.9          “GAAP” means generally accepted accounting principles set forth in the opinions, statements and pronouncements of the Financial Accounting Standards Board, United States (or predecessors or successors thereto or agencies with similar functions), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination and in any event applied in a manner consistent with the application thereof used in the preparation of the Company’s financial statements.

2.10        “Participant” means an Executive Officer of the Company to whom an Award is granted by the Committee under the Plan.

2.11        “Performance Goal” means a performance objective established by the Committee for a particular Participant for a Performance Period pursuant to Section 5 of the Plan for the purpose of determining the extent to which an Award has been earned for such Performance Period. Each Performance Goal will consist of (a) “Performance Criteria,” as defined in Section 5.2 of the Plan, which are one or more objectively determinable measures related to individual, business unit or Company performance, and (b) a “Performance Target,” which is the level at which the relevant Performance Criteria must be achieved for purposes of determining whether a cash payment is to be made under an Award, which may be stated as a threshold level below which no payment will be made, a maximum level at or above which full payment will be made and intermediate targets which will result in payment between such threshold and maximum level.

2.12        “Performance Period” means a Plan Year or, for an Executive Officer who is first hired as, or first becomes eligible for this Plan as, an Executive Officer after the first day of the Plan Year and who becomes a Participant during the Plan Year, such portion of the Plan Year as determined by the Committee.

2.13        “Plan” is defined in Section 1 of the Plan.

2.14        “Plan Year” means the fiscal year of the Company.

2.15        “Retirement” means termination of employment at an age and length of service such that the Participant would be eligible to an immediate commencement of benefit payments under the final average compensation formula of the Company’s defined benefit pension plan available generally to its employees, whether or not such individual actually elects to commence such payments (provided that, (i) if the Participant is not covered by the Company’s defined benefit pension plan, or (ii) if the Participant is covered under the cash balance formula of such plan, then the Participant will be deemed to be covered by the final average compensation formula of such plan for purposes of this Plan).

2.16        “Subsidiary” means any entity that is directly or indirectly controlled by the Company, as determined by the Committee.

3.             Plan Administration.

3.1          The Committee. The Plan will be administered by a committee appointed by the Board consisting solely of two or more directors, each of whom is an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code (the “Committee”). In accordance with and subject to the provisions of the Plan, the Committee will have full authority and discretion with respect to Awards made under the Plan, including without limitation the following: (a) selecting the Executive Officers to be Participants; (b) establishing the terms of each Award; (c) determining the time or times when Awards will be granted; and (d) establishing the restrictions and other conditions to which the payment of Awards may be subject. The Committee will have no authority under the Plan to amend or modify, in any manner, the terms of any outstanding Award; provided, however, that (x) the Committee shall have the authority provided for in Section 3.2 of the Plan; and (y) the Committee shall have the authority to reduce or eliminate the compensation or other economic benefit due pursuant to an Award upon the attainment of one or more Performance Goals included in such Award. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

3.2          Adjustments. In the event of (a) any merger, reorganization, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights, offering, extraordinary dividend (including a spin-off) or other similar change affecting the Company’s shares, (b) any purchase, acquisition, sale or disposition of a significant amount of assets other than in the ordinary course of business, or of a significant business, (c) any change resulting from the accounting effects of discontinued operations, extraordinary income or loss, changes in accounting as determined under GAAP, or restatement of earnings or (d) any charge or credit resulting from an item which is classified as “non-recurring,” “restructuring,” or similar unusual item on the Company’s audited annual Statement of Income which, in the case of (a) – (d), results in a change in the components of the calculations of any of the Performance Criteria, as established by the Committee, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Performance Goal included in an Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, a committee of the board of directors of the surviving corporation consisting solely of two or more “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code) shall, without the consent of any affected Participant, amend or modify the terms of any outstanding Award that includes any Performance Goal based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event or events, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Performance Goal) will be substantially the same (as determined by the Committee or the committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the Committee shall not take any action pursuant to this Section which would constitute an impermissible exercise of discretion pursuant to Section 162(m) of the Code.

4.             Participation.

The Participants for any Performance Period shall be those Executive Officers who are granted Awards by the Committee under the Plan for such Performance Period.

5.             Grant of Awards.

5.1          Nature of Awards. An Award granted under the Plan shall provide for a cash payment to be made solely on account of the attainment of one or more pre-established, objective Performance Goals included in such Award, subject to the Committee’s authority pursuant to Sections 3 and 10 of the Plan.

5.2          Performance Criteria. Performance Criteria which the Committee may include in Awards made under the Plan include the following measurements, or changes in such measurements between different Plan Years (or combination thereof) as applied to the Company as a consolidated entity or, except as to Diluted Earnings Per Share, a business division or business or staff unit thereof:

(a)             “Diluted Earnings Per Share” (“EPS”) means net income (loss) per common share, diluted, as reported in the Company’s audited year-end Consolidated Statement of Income (“Statement of Income”) for the Plan Year;

(b)             “Operating Income” means “operating income” as reported or included in the Company’s Statement of Income;

(c)             “Net Sales” means “net sales” as reported or included in the Company’s Statement of Income;

(d)             “Days Sales Outstanding” (“DSO”) means the 12 point average of month-end DSO numbers, and month-end DSO numbers shall mean monthly performance for days sales invested in trade accounts receivable, determined by using the “exhaustion method” ;

(e)             “Capital Expenditures” means “capital expenditures” reported or included in the Company’s year-end audited Consolidated Statement of Cash Flows for the Plan year;

(f)              “Inventory Days On Hand” (“DOH”) means, by category of inventory, the average of the 12 month-end DOH numbers, and the month-end DOH numbers shall mean, by category of inventory, (i) inventory on hand at standard cost, divided by (ii) cost of goods at standard cost based on either forecasted requirements or historical shipments;

(g)             “Controllable Expenses” means expenses under the control of the Participant;

(h)             “Return on Beginning Equity” means net income (loss) as reported or included in the Company’s Statement of Income divided by beginning of the year “shareholders equity” as reported or included in the Company’s year-end audited financial statements for the Plan Year; and

(i)              “Return on Net Assets” means (i) Operating Income, less income taxes at the applicable effective rate, divided by (ii) total assets less cash and cash equivalents,

investments in securities and non-interest bearing liabilities as reported or included in the Company’s year-end audited financial statements for the Plan year, including footnotes.

5.3          Establishment of Performance Goals. Not later than 90 days after the commencement of the Plan Year (or such earlier date as may be required pursuant to Section 162(m) of the Code) the Committee shall determine in writing for each Participant:

(a)               the Performance Goal(s) for the Participant, including in each case one or more of the Performance Criteria set forth in Section 5.2 of the Plan and the Performance Target for each Performance Criteria;

(b)              if more than one Performance Goal is specified for a Participant, the relative weight assigned to each Performance Goal; and

(c)               the cash award expressed as a percentage of the base salary for the Participant for the Performance Period, (as fixed at the time the Performance Goal(s) are established), provided that the Committee shall also place a maximum dollar amount on such cash award which may not exceed $5 million.

For an Executive Officer who is first hired as, or first becomes eligible for this Plan as, an Executive Officer and who becomes a Participant after the first day of the Plan Year, the Performance Goals shall be established by the Committee as set forth in this Section within the time period permitted by Section 162(m) of the Code.

6.             Payment of Awards.

As soon as practicable after the Committee has received the appropriate financial and other data after the end of a Plan Year, the Committee will for each Participant certify in writing the extent to which the applicable Performance Goals for such Participant have been met and the corresponding amount of the Award earned by such Participant. Payment of each Award in a cash lump sum, less applicable withholding taxes pursuant to Section 8 of the Plan, shall be made as soon as practicable thereafter, but not later than the later of (i) the 15th day of the third month following the end of the Participant’s first taxable year in which the right to payment is no longer subject to a substantial risk of forfeiture, or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the right to payment is no longer subject to a substantial risk of forfeiture. Notwithstanding anything in the Plan to the contrary, no payment made pursuant to any Award in respect of any Performance Period shall exceed $5 million.

7.             Effect of Termination of Employment.

7.1          Termination Due to Death, Disability or Retirement. In the event a Participant’s employment with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement during a Performance Period, the Participant (or the Participant’s estate) (subject to the Committee’s discretion as allowed by clause (y) of Section 3.1 of the Plan) shall be paid (pursuant to Section 6 of the Plan, including satisfaction of the applicable Performance Goals, after the completion of the Plan Year) a percentage of the amount earned according to the terms of the Award equal to the portion of the Performance Period through the

Participant’s death, Disability or Retirement, as the case may be, as determined by the Committee.

7.2          Termination for Reasons Other than Death, Disability or Retirement. In the event a Participant’s employment is terminated with the Company and all Subsidiaries prior to the end of the Performance Period for any reason other than death, Disability or Retirement, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary), the Participant’s Award for such Performance Period shall be immediately forfeited and the Participant shall have no right to any payment thereafter; provided, however, that under such circumstances the Committee may pay the Participant (pursuant to Section 6 of the Plan, including satisfaction of the applicable Performance Goals) after completion of the Plan Year, an amount not to exceed a percentage of the amount earned according to the terms of the Award equal to the portion of the Performance Period through the Participant’s termination.

8.             Payment of Withholding Taxes.

The Company is entitled to withhold and deduct from the payment made pursuant to an Award or from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company (or Subsidiary) reasonably determines are necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to any payment made pursuant to an Award.

9.             Rights of Eligible Executive Officers and Participants; Transferability.

9.1          Employment. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or otherwise modify the terms and conditions of the employment of any Executive Officer or Participant at any time, nor confer upon any Executive Officer or Participant any right to continue in the employ of the Company or any Subsidiary.

9.2          Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

9.3          Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or any Subsidiary or create any limitations on the power or authority of the Board or any committee thereof to adopt such additional or other compensation arrangements as the Board or committee may deem necessary or appropriate.

10.          Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that

Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without the approval of the stockholders of the Company if stockholder approval of the amendment is then required for the Plan to continue to be a qualified performance-based compensation plan pursuant to Section 162(m) of the Code. Any termination, suspension or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant.

11.          Unfunded, Unsecured Obligation.

A Participant’s only interest under the Plan shall be the right to receive a cash payment under an Award pursuant to the terms of the Award and the Plan (subject to the authority of the Committee pursuant to Sections 3 and 10 of the Plan). No portion of the amount payable to Participants upon the achievement of any Performance Goal therein shall be held by the Company or any Subsidiary in trust or escrow or any other form of asset segregation. To the extent that a participant acquires a right to receive such a cash payment under the Plan, such right shall be no greater than the right of any unsecured, general creditor of the Company.

12.          Effective Date and Duration of the Plan.

The Plan (originally titled the “1999 Ecolab Inc. Management Performance Incentive Plan”) was originally approved by the Board on February 19, 1999 and by the Company’s stockholders on May 14, 1999. The Plan was further amended and restated by the Board on February 28, 2004, and approved by the Company’s stockholders on May 7, 2004. The Plan was further amended and restated by the Board on February 27, 2009, subject to stockholder approval as required by Section 162(m) of the Code. No benefits will be granted or amounts will be paid pursuant to the further amended Plan unless and until such stockholder approval is obtained. If approved, the further amended Plan shall be effective for the Plan Year beginning on January 1, 2009 and will remain in effect through and including the Plan Year ending December 31, 2013. The Plan may be terminated at any time by the Board. Any payments pursuant to Awards outstanding upon termination of the Plan may continue to be made in accordance with the terms of the Awards, subject to the authority of the Committee pursuant to Sections 3 and 10 of the Plan.

13.          Miscellaneous.

13.1        Governing Law. Except to the extent in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the internal, substantive laws of the State of Minnesota, without regard to the conflict of law rules of the State of Minnesota or any other jurisdiction.

13.2        Successors. The Plan will be binding upon and inure to the benefit of the successors of the Company and the Participants.